EXHIBIT 2.1



                        LIONBRIDGE TECHNOLOGIES, INC.,

                           DIAMOND ACQUISITION CORP.

                                      and

                             DATA DIMENSIONS, INC.


                     AGREEMENT AND PLAN OF REORGANIZATION


                           Dated as of March 8, 2001

                               TABLE OF CONTENTS

ARTICLE I.  THE MERGER............................................................   4

1.1   The Merger..................................................................   4
1.2   Effects of the Merger.......................................................   4
1.3   Closing.....................................................................   5
1.4   Approval by the Stockholders of Diamond.....................................   5
1.5   Approval by the Board of Directors of Parent................................   5

ARTICLE II.  CONVERSION AND EXCHANGE OF SHARES; DISSENTING SHARES.................   5

2.1   Conversion of Shares of Diamond Stock.......................................   5
2.2   Dissenting Shares...........................................................   6
2.3   Delivery of Evidence of Ownership...........................................   7
2.4   No Further Ownership Rights in Diamond Stock................................   7
2.5   No Fractional Shares........................................................   7
2.6   Assumption of Stock Options.................................................   8

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF DIAMOND...........................   8

3.1   Organization, Standing and Power; Subsidiaries..............................   8
3.2   Capital Structure...........................................................   9
3.3   Authority...................................................................  10
3.4   Compliance with Laws and Other Instruments; Non-Contravention...............  10
3.5   Technology and Intellectual Property Rights.................................  11
3.6   Diamond SEC Reports and Financial Statements................................  14
3.7   Taxes.......................................................................  15
3.8   Absence of Certain Changes and Events.......................................  17
3.9   Leases in Effect............................................................  19
3.10  Personal Property; Real Estate..............................................  19
3.11  Certain Transactions........................................................  20
3.12  Litigation and Other Proceedings............................................  20
3.13  No Defaults.................................................................  20
3.14  Major Contracts.............................................................  21
3.15  Material Reductions.........................................................  22
3.16  Insurance and Banking Facilities............................................  22
3.17  Employees...................................................................  22
3.18  Employee Benefit Plans......................................................  24
3.19  Certain Agreements..........................................................  24
3.20  Guarantees and Suretyships..................................................  25
3.21  Brokers and Finders.........................................................  25
3.22  Environmental Matters.......................................................  25
3.23  Enforceability of Contracts, etc............................................  25
3.24  Information Supplied........................................................  26
3.25  Nasdaq National Market......................................................  26
3.26  Fairness Opinion............................................................  26
3.27  Voting Requirements.........................................................  26

3.28  State Takeover Statutes.....................................................  27
3.29  No Indemnity Claim..........................................................  27

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..............  27

4.1   Organization and Qualification..............................................  27
4.2   Capitalization..............................................................  27
4.3   Authority Relative to this Agreement........................................  28
4.4   Non-Contravention...........................................................  28
4.5   Parent SEC Reports and Financial Statements.................................  29
4.6   Validity of Parent Merger Shares............................................  29
4.7   Consents and Approvals of Governmental Authorities..........................  29
4.8   Litigation..................................................................  30
4.9   No Defaults.................................................................  30
4.10  Taxes.......................................................................  30
4.11  Absence of Certain Changes and Events.......................................  31

ARTICLE V.  COVENANTS OF DIAMOND..................................................  31

5.1   Conduct of Business in Ordinary Course......................................  31
5.2   Dividends, Issuance of, or Changes in Securities............................  32
5.3   Governing Documents.........................................................  33
5.4   No Acquisitions.............................................................  33
5.5   No Dispositions.............................................................  33
5.6   Indebtedness................................................................  33
5.7   Compensation................................................................  33
5.8   Claims......................................................................  33
5.9   Access to Properties and Records............................................  33
5.10  Breach of Representations and Warranties....................................  33
5.11  Consents....................................................................  34
5.12  Tax Returns.................................................................  34
5.13  Exclusivity; Acquisition Proposals..........................................  34
5.14  Notice of Events............................................................  34
5.15  Reasonable Best Efforts.....................................................  35
5.16  Insurance...................................................................  35
5.17  Confidentiality and Assignment of Inventions Agreements.....................  35
5.18  Stock Option Grants.........................................................  35

ARTICLE VI.  COVENANTS OF PARENT..................................................  35

6.1   Breach of Representations and Warranties....................................  35
6.2   Additional Information; Access..............................................  35
6.3   Consents....................................................................  36
6.4   Reasonable Best Efforts.....................................................  36
6.5   Nasdaq National Market Listing..............................................  36
6.6   Notice of Events............................................................  36

ARTICLE VII.  ADDITIONAL AGREEMENTS...............................................  36

7.1   Preparation of the Form S-4 and the Proxy Statement; Stockholders Meeting...  36

7.2   Legal Conditions to the Merger..............................................  38
7.3   Employee Benefits...........................................................  38
7.4   Expenses....................................................................  38
7.5   Additional Agreements.......................................................  38
7.6   Public Announcements........................................................  39
7.7   Confidentiality.............................................................  39
7.8   Diamond Voting Agreement....................................................  39
7.9   Hart-Scott-Rodino Filing....................................................  39
7.10  Parent Option...............................................................  39
7.11  Indemnification of Directors and Officers...................................  40

ARTICLE VIII.  CONDITIONS PRECEDENT...............................................  41

8.1   Conditions to Each Party's Obligation to Effect the Merger..................  41
8.2   Conditions of Obligations of Parent and Merger Sub..........................  41
8.3   Conditions of Obligation of Diamond.........................................  43

ARTICLE IX.  TERMINATION..........................................................  44

9.1   Mutual Agreement............................................................  44
9.2   Termination by Parent.......................................................  44
9.3   Termination by Diamond......................................................  44
9.4   Outside Date................................................................  45
9.5   Termination Fee.............................................................  45
9.6   Effect of Termination.......................................................  46

ARTICLE X.  MISCELLANEOUS.........................................................  46

10.1  Entire Agreement............................................................  46
10.2  Governing Law; Consent to Jurisdiction......................................  46
10.3  Notices.....................................................................  46
10.4  Severability................................................................  47
10.5  Survival of Representations and Warranties..................................  47
10.6  Assignment..................................................................  48
10.7  Counterparts................................................................  48
10.8  Amendment...................................................................  48
10.9  Extension, Waiver...........................................................  48
10.10 Interpretation..............................................................  48
10.11 Transfer, Sales, Documentary, Stamp and Other Similar Taxes.................  48

EXHIBITS

EXHIBIT 1.1   --  MERGER DOCUMENTS
EXHIBIT 1.2   --  CERTIFICATE OF INCORPORATION OF MERGER SUB
EXHIBIT 7.8   --  DIAMOND VOTING AGREEMENT
EXHIBIT 7.10  --  PARENT OPTION

                     AGREEMENT AND PLAN OF REORGANIZATION


     AGREEMENT AND PLAN OF REORGANIZATION, dated as of March 8, 2001 (this "Agreement"), by and among Lionbridge Technologies, Inc., a Delaware corporation
 ----------
("Parent"); Diamond Acquisition Corp., a Delaware corporation and a wholly-owned
  ------
subsidiary of Parent ("Merger Sub"); and Data Dimensions, Inc., a Delaware
                       ----------
corporation ("Diamond").
              -------

     Intending to be legally bound, and in consideration of the mutual representations, warranties, covenants and agreements contained herein, Parent, Merger Sub and Diamond agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger. Subject to the terms and conditions hereof, and in
          ----------
accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub
                                                           ----
will be merged with and into Diamond (the "Merger"). A Certificate of Merger
                                           ------
and any other required documents (collectively, the "Merger Documents"),
                                                     ----------------
substantially in the form attached as Exhibit 1.1, will be duly prepared,
                                      -----------
executed and acknowledged by Diamond and Merger Sub and thereafter delivered to the Secretary of State of Delaware for filing in accordance with the DGCL contemporaneously with the Closing (as defined in Section 1.3). The Merger will become effective at such time as the Merger Documents have been filed with the Secretary of State of Delaware or such later time as may be set forth therein (the "Effective Time"). Following the Merger, Diamond will continue as the
      --------------
surviving corporation of the Merger (the "Surviving Corporation") under the laws
                                          ---------------------
of the State of Delaware, and the separate corporate existence of Merger Sub will cease.


     1.2  Effects of the Merger. At and after the Effective Time, (i) the Merger
          ---------------------
will have all of the effects provided by the Certificate of Merger and applicable law, (ii) the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time in the form attached hereto as
Exhibit 1.2, will be the Certificate of Incorporation of the Surviving
-----------
Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation; provided, however, that, at the
                                            --------  -------
Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read: "The name of the corporation is "Diamond, Inc.", (iii) the bylaws of Merger Sub will be the bylaws of the Surviving Corporation until duly amended, (iv) the directors of Merger Sub will be the directors of the Surviving Corporation, to hold office in accordance with the bylaws of the Surviving Corporation, (v) the officers of Diamond will be the officers of the Surviving Corporation, to hold office in accordance with the bylaws of the Surviving Corporation and (vi) the issued and outstanding certificates for the capital stock of Merger Sub will be the issued and outstanding certificates initially representing all of the issued capital stock of the Surviving Corporation. The

Merger is intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this
                                                       ----
Agreement is intended to constitute a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code.

     1.3  Closing. The closing of the transactions contemplated by this
          -------
Agreement (the "Closing") will take place as soon as practicable (but no more
                -------
than three (3) business days) after satisfaction or waiver of the last to be fulfilled of the conditions set forth in Article VIII that by their terms are not to occur at the Closing (the "Closing Date"), but in no event later than
                                  ------------
June 30, 2001, at the offices of Testa, Hurwitz & Thibeault, LLP in Boston, Massachusetts, unless another date or place is agreed to in writing by Parent and Diamond. If all of the conditions set forth in Article VIII hereof are determined to be satisfied (or duly waived) at the Closing, concurrently with the Closing the parties hereto will cause the Merger to be consummated by the filing of the Merger Documents with the Secretary of State of Delaware. The Closing will be deemed to have concluded at the Effective Time.

     1.4  Approval by the Stockholders of Diamond. As promptly as practical
          ---------------------------------------
after the SEC has declared the Form S-4 (as defined below) effective, Diamond will take all action necessary in accordance with applicable law, its Charter Documents (as defined below) and any agreements to which it is a party to solicit the approval of this Agreement, the Merger and all of the transactions contemplated hereby by all stockholders of Diamond by means of a duly convened meeting of stockholders. Diamond will use its best efforts to obtain such stockholder approval. Diamond represents and warrants that its Board of Directors has duly (i) approved this Agreement and the Merger in accordance with the DGCL and (ii) resolved to recommend to the stockholders of Diamond that they approve this Agreement, the Merger and all of the transactions contemplated hereby.

     1.5  Approval by the Board of Directors of Parent. Parent represents and
          --------------------------------------------
warrants that (i) its Board of Directors has duly approved this Agreement and the Merger in accordance with the DGCL and (ii) the issuance of its shares in connection with the Merger does not require the approval of its stockholders under the DGCL or the rules of the Nasdaq Stock Market.

                                  ARTICLE II

             CONVERSION AND EXCHANGE OF SHARES; DISSENTING SHARES


     2.1  Conversion of Shares of Diamond Stock.
          -------------------------------------

          (a) Subject, without limitation, to the provisions of Section 2.2 hereof, at the Effective Time, all of the shares of common stock, $0.001 par value per share, of Diamond ("Diamond Common Stock" or "Diamond Stock") issued
                              --------------------      -------------
and outstanding immediately prior to the Effective Time (excluding any Diamond Stock held by Parent or Merger Sub or any other subsidiary of Parent, or by Diamond or any subsidiary of Diamond, which shares ("Excluded Shares") will be
                                                     ---------------
automatically canceled in the Merger without payment of any consideration therefor, and excluding Dissenting Shares (as defined in Section 2.2 hereof)) will automatically, by virtue of the Merger and without any action on the part of the holder thereof, be converted into shares of common stock, $0.01 par value per share, of Parent ("Parent Common Stock") in accordance with Section 2.1(c),
                       -------------------
and cash (rounded down to the nearest whole cent) in lieu of fractional shares, if any, pursuant to Section 2.5 below. Shares of Diamond Stock that are actually issued and outstanding immediately prior to the Effective Time, excluding the Excluded Shares, are sometimes referred to herein as the

"Outstanding Diamond Shares."  All Diamond Options (as defined below) that are
 --------------------------
outstanding immediately prior to the Effective Time and do not expire pursuant to their terms on or before the Closing (each of which is specifically identified in Section 3.2 of the Diamond Disclosure Schedule (as defined below)) and any Diamond Options issued by Diamond immediately prior to the Closing at the request of Parent pursuant to Section 5.18 of this Agreement are referred to herein as the "Outstanding Diamond Options."
               ---------------------------

          (b) The shares of Parent Common Stock to be issued in exchange for the acquisition of all Outstanding Diamond Shares and the assumption of all Outstanding Diamond Options are herein referred to as the "Parent Merger
                                                           -------------
Shares".

          (c) The ratio at which one Outstanding Diamond Share will be converted into shares of Parent Common Stock at the Effective Time is herein called the "Conversion Ratio" and will be as set forth in the second sentence of this
 ----------------
Section 2.1(c). Subject to Section 2.2, at the Effective Time, each Outstanding Diamond Share will be converted into the right to receive 0.190884 (which amount will be adjusted for any stock split, stock dividend or similar event effected between the date of this Agreement and the Effective Date) of a fully paid and non-assessable share of Parent Common Stock. Each holder of Outstanding Diamond Shares will be entitled to receive that aggregate number of shares of Parent Common Stock equal to the Conversion Ratio multiplied by the number of Outstanding Diamond Shares held by such holder immediately prior to the Effective Time, subject to Section 2.2 herein.

          (d) At the Effective Time, each share of common stock, $0.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder hereof, be converted into one validly issued, fully paid and non-assessable share of common stock, $0.01 par value per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Merger Sub common stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

     2.2  Dissenting Shares. Any holder of shares of Diamond Stock that are
          -----------------
outstanding on the record date for the determination of which holders will be entitled to vote for or against the Merger who objects to the Merger and complies with all provisions of the DGCL concerning the rights of holders to dissent from the Merger and requests appraisal (such shares, "Dissenting
                                                              ----------
Shares") will be entitled to exercise dissenters' rights pursuant to Section 262
------
of the DGCL with respect to such Dissenting Shares provided that such holder meets all of the requirements of the DGCL with respect to such Dissenting Shares, and will not be entitled to receive Parent Merger Shares, unless otherwise provided by the DGCL or agreed in writing by Parent. Diamond will, after consultation with Parent, give such notices with respect to dissenters' rights as may be required by the DGCL as soon as practicable.

     2.3  Delivery of Evidence of Ownership. At the Closing, each holder of a
          ---------------------------------
certificate or other documentation representing Outstanding Diamond Shares, other than Dissenting Shares, will surrender such certificates or other documentation to Parent, and, if not previously delivered, (i) a duly executed Letter of Transmittal, in form reasonably satisfactory to Parent and Diamond (collectively, the "Letters of Transmittal"), and (ii) such other duly executed
                    ----------------------
documentation as may be reasonably required by Parent to effect a transfer of such shares, and upon such surrender and after the Effective Time, each such holder will be entitled to receive promptly from Parent or its transfer agent certificates registered in the name of such holder representing the applicable number of Parent Merger Shares, and the cash (calculated pursuant to Section 2.5, which will be paid by check), to which such holder is entitled pursuant to the provisions of this Agreement. The approval of this Agreement by stockholders of Diamond will also constitute their approval of the terms and provisions of the Letters of Transmittal. In the event any certificates or instruments representing Outstanding Diamond Shares or Outstanding Diamond Options shall have been lost, stolen or destroyed, upon the making and delivery of an affidavit of that fact by the person claiming same to have been lost, stolen or destroyed and the posting by such person of a bonding in such reasonable amount as Parent may direct as indemnity against any claim that would be made against Parent with respect to such certificate or instrument, Parent will issue in exchange for such lost, stolen or destroyed certificate or instrument the Parent Merger Shares and cash deliverable in respect thereof pursuant to this Agreement.

     2.4  No Further Ownership Rights in Diamond Stock. The Merger and its
          --------------------------------------------
approval by the stockholders of Diamond and the execution of this Agreement will be deemed, at the Effective Time, to constitute full satisfaction and termination of all rights and agreements pertaining to Diamond Stock pursuant to the DGCL, by contract or otherwise. After the Effective Time, there will be no transfers on the stock transfer books of Diamond of Diamond Stock or exercises of any options, warrants or other rights to acquire Diamond Stock. Prior to or upon Closing, Diamond will cause all options, warrants and other rights to purchase or acquire Diamond Stock, other than Outstanding Diamond Options assumed pursuant to Section 2.6 below, to either be exercised or canceled. Until surrendered to Parent, each certificate for Diamond Stock will, after the Effective Time, represent only the right to receive cash and Parent Merger Shares into which the shares of Diamond Stock formerly represented thereby will have been converted pursuant to this Agreement. Any dividends or other distribution declared after the Effective Time with respect to Parent Common Stock will be paid to the holder of any certificate for shares of Diamond Stock when the holder thereof is entitled to receive a certificate for such holder's Parent Merger Shares in accordance with this Agreement.

     2.5  No Fractional Shares. No certificates or scrip for fractional shares
          --------------------
of Parent Common Stock will be issued, no Parent stock split or dividend will be paid in respect of any fractional share interest, and no such fractional share interest will entitle the owner thereof to vote or to any rights of or as a stockholder of Parent. In lieu of such fractional shares, any holder of Outstanding Diamond Shares who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) will be paid the cash value of such fraction, which will be equal to such fraction multiplied by the Parent Average Closing Price. "Parent Average Closing
         -------------                                    ----------------------
Price" will be equal to the average closing bid price of the Parent Common Stock
-----
as publicly reported by the Wall Street Journal over the five Trading Days ending on the last Trading Day prior to the date of this Agreement. "Trading
                                                                     -------
Day" will mean days on which closing prices for purchases and sales of Parent
---
Common Stock are reported by the Nasdaq National Market.

     2.6  Assumption of Stock Options. At the Effective Time, Parent shall
          ---------------------------
assume each Outstanding Diamond Option and each holder thereof (each an "Option
                                                                         ------
Holder") shall thereby be entitled to acquire, by virtue of the Merger and
------
without any action on the part of the Option Holder, on substantially the same terms (including the dates and extent of exercisability) and subject to the same conditions, including vesting, as such Outstanding Diamond Option, the number of shares of Parent Common Stock determined by multiplying the number of shares of
                                            -----------
Diamond Common Stock for which such Outstanding Diamond Option is then exercisable in accordance with its terms immediately prior to the Effective Time by the Conversion Ratio (rounded down to the nearest whole share), at an exercise or conversion price per share of Parent Common Stock (rounded up to the nearest whole cent) determined by dividing the exercise price per share of Diamond Common Stock of such Outstanding Diamond Option immediately prior to the Effective Time by the Conversion Ratio.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF DIAMOND

     Except as set forth in the disclosure schedule of Diamond dated as of the date hereof and delivered herewith to Parent (the "Diamond Disclosure Schedule")
                                                   ---------------------------
which identifies the section and subsection to which each disclosure therein relates, Diamond represents and warrants to Parent and Merger Sub as follows:

     3.1  Organization, Standing and Power; Subsidiaries.
          ----------------------------------------------

          (a) Diamond is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which it is required to be qualified, except where the failure to be so qualified or licensed individually or in the aggregate, would not have a material adverse effect on the Business Condition (as defined below) of Diamond.

          As used in this Agreement, "Business Condition" with respect to any
                                      ------------------
Person (as defined below) means the business, financial condition, results of operations, assets or prospects (without giving effect to the consequences of the transactions contemplated by this Agreement and other than changes in general economic conditions) of such Person or Persons including its Subsidiaries taken as a whole. In this Agreement, a "Subsidiary" of any Person
                                                      ----------
means a corporation, partnership, limited liability company, joint venture or other entity of which such

Person directly or indirectly owns or controls a majority of the equity interests or voting securities or other interests that are sufficient to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company, joint venture or other entity. In this Agreement, "Person" means any natural person, corporation, partnership,
            ------
limited liability company, joint venture or other entity.

          All Subsidiaries of Diamond and their jurisdiction of incorporation are completely and correctly listed in Section 3.1 of the Diamond Disclosure Schedule. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Diamond has delivered to Parent complete and correct copies of the articles or certificate of incorporation, bylaws and/or other primary charter and organizational documents ("Charter Documents") of Diamond and its Subsidiaries,
                           -----------------
in each case, as amended to the date hereof. Diamond and each of its Subsidiaries is in full compliance with its Charter Documents. The minute books and stock records of Diamond and its Subsidiaries are complete and copies, of which have been delivered to Parent, contain correct and complete records of all material proceedings and actions taken at all meetings of, or effected by written consent of, the stockholders of Diamond and its Subsidiaries and their Board of Directors. Section 3.1 of the Diamond Disclosure Schedule contains a complete and correct list of the officers and directors of Diamond and its Subsidiaries and any other Person who may be deemed to be an affiliate of Diamond within the meaning of Rule 145 promulgated under the Securities Act.

          (b) Diamond has never owned, nor does it currently own, directly or indirectly, any capital stock or other equity securities of any corporation or have direct or indirect equity or ownership interest in any partnership, limited liability company, joint venture or other entity other than its Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary of Diamond are owned beneficially and of record by Diamond, one of its other Subsidiaries, or any combination thereof, in each case free and clear of any security interests, liens, charges, restrictions, claims, encumbrances or assessments of any nature whatsoever ("Liens"); and there are no outstanding subscriptions, warrants,
             -----
options, convertible securities, or other rights (contingent or other) pursuant to which any of the Subsidiaries is or may become obligated to issue any shares of its capital stock to any Person other than Diamond or one of the other Subsidiaries.

     3.2  Capital Structure.
          -----------------

          (a) The authorized capital stock of Diamond consists of (i) 20,000,000 shares of Diamond Common Stock, $0.001 par value per share, of which 13,560,972 shares are issued and outstanding as of the date of this Agreement and (ii) 3,000,000 shares of Preferred Stock, $0.01 par value per share ("Diamond
                                                                 -------
Preferred Stock"), of which no shares are issued and outstanding as of the date
---------------
of this Agreement and no shares of Diamond Common Stock are issued and held as treasury shares by Diamond. The Diamond Disclosure Schedule also sets forth any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character (each, an "Diamond Option") to which Diamond is a party or by which Diamond may be bound
 --------------
obligating Diamond to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Diamond Stock, or obligating Diamond to grant, extend, or enter into any such option, warrant, call, conversion right, conversion payment, commitment, agreement, contract, understanding, restriction, arrangement or right. Diamond does not have any outstanding options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which Diamond is a party or by which Diamond may be bound obligating Diamond to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Diamond Preferred Stock. As of the date of this Agreement, 2,073,343 shares of Diamond Common Stock are subject to issuance pursuant to outstanding Diamond Options under Diamond's 1997 Stock Option Plan. The Diamond Disclosure Schedule sets forth the following information with respect to each Diamond Option outstanding as of the date of this Agreement: (i) the name of the optionee; (ii) the number of shares of Diamond Common Stock subject to such Diamond Option; (iii) whether such Diamond Option is an incentive stock option or a non-qualified stock option; (iv) the exercise price of such Diamond Option; (v) the date on which such Diamond Option was granted or assumed; (vi) the date on which such Diamond Option expires and (vi) whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of any such acceleration. Diamond has made available to Parent an accurate and complete copy of the Diamond 1997 Stock Option Plan and the standard forms of stock option agreements evidencing Diamond Options. Other than the Parent Option (as defined below) and as set forth in the Diamond Disclosure Schedule, there are no Diamond Options outstanding to purchase shares of Diamond Common Stock other than pursuant to the Diamond 1997 Stock Option Plan.

          (b) All outstanding shares of Diamond Common Stock are, and any shares of Diamond Common Stock issued upon exercise of any Outstanding Diamond Options will be, validly issued, fully paid, nonassessable and not subject to any preemptive rights (other than those which have been duly waived), or to any agreement to which Diamond is a party or by which Diamond may be bound. Diamond does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which (i) have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of shares of Diamond Common Stock on any matter ("Diamond Voting Debt") or (ii) are or will become entitled
                      -------------------
to receive any payment as a result of the execution of this Agreement or the completion of the transactions contemplated hereby.

     3.3  Authority. The execution, delivery and performance of this Agreement
          ---------
and all other agreements contemplated hereby by Diamond have been duly authorized by all necessary action of the Board of Directors of Diamond, and if the Closing shall occur, the Diamond Requisite Stockholder Approval (as defined below) shall have been obtained. Certified copies of the resolutions adopted by the Board of Directors of Diamond and its stockholders approving this Agreement, all other agreements contemplated hereby and the Merger have been or will be provided to Parent prior to the Closing. Diamond has duly and validly executed and delivered this Agreement and has, or prior to Closing, will have duly and validly executed and delivered all other agreements contemplated hereby, and each of this Agreement and such other agreements constitutes or, upon execution and delivery at or prior to the Closing, will constitute, a valid, binding and enforceable obligation of Diamond in accordance with its terms.

     3.4  Compliance with Laws and Other Instruments; Non-Contravention.
          -------------------------------------------------------------
Diamond and its Subsidiaries hold, and at all times have held, all licenses, permits and authorizations from all

Governmental Entities (as defined below) necessary for the lawful conduct of their respective businesses pursuant to all applicable statutes, laws, ordinances, rules and regulations of all such Governmental Entities having jurisdiction over it or any part of their operations. There are no material violations or claimed violations known by Diamond or any Subsidiary of any such license, permit or authorization or any such statute, law, ordinance, rule or regulation. Assuming the receipt of all Consents (as defined below), neither the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Diamond, nor the consummation of the Merger or any other transaction described herein, does or will, after the giving of notice, or the lapse of time, or otherwise, conflict with, result in a breach of, or constitute a default under, (i) the Charter Documents of Diamond or any Subsidiary or (ii) any federal, foreign, state or local court or administrative order or process, statute, law, ordinance, rule or regulation, or any contract, agreement or commitment to which Diamond or any Subsidiary is a party, or under which Diamond or any Subsidiary is obligated, or by which Diamond or any Subsidiary or any of the rights, properties or assets of Diamond or any Subsidiary are subject or bound; result in the creation of any Lien upon, or otherwise adversely affect, any of the rights, properties or assets of Diamond or any Subsidiary; terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any contract, agreement or commitment to which Diamond or any Subsidiary is a party, or under which Diamond or any Subsidiary is obligated, or by which Diamond or any Subsidiary or any of the rights, properties or assets of Diamond or any Subsidiary are subject or bound; or accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any contract, agreement or commitment to which Diamond or any Subsidiary is a party, or under which Diamond or any Subsidiary may be obligated, or by which Diamond or any Subsidiary or any of the rights, properties or assets of Diamond or any Subsidiary are subject or bound other than any of the foregoing listed in (ii) which would not have, individually or in the aggregate, a material adverse effect on the Business Condition of Diamond or any Subsidiary. Section 3.4 of the Diamond Disclosure Schedule sets forth each agreement, contract or other instrument binding upon Diamond or any Subsidiary requiring a notice or consent (by its terms or as a result of any conflict or other contravention required to be disclosed in the Diamond Disclosure Schedule pursuant to the preceding provisions of this Section 3.4) as a result of the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Diamond or the consummation of the Merger or any other transaction described herein (each such notice or consent, a "Consent"). No consent, approval, order,
                                        -------
or authorization of or registration, declaration, or filing with or exemption (also a "Consent") by, any court, administrative agency or commission or other
         -------
governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity") is required by or with respect to Diamond or any
 -------------------
Subsidiary in connection with the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Diamond or the consummation of the Merger or any other transaction described herein, except for the filing by Diamond and Merger Sub of the appropriate Merger Documents with the Secretary of State of Delaware.

     3.5  Technology and Intellectual Property Rights.
          -------------------------------------------

          (a)  For the purposes of this Agreement, "Diamond Intellectual
                                                    --------------------
Property" consists of the following intellectual property:
--------

               (i) all patents, trademarks, trade names, service marks, trade dress, copyrights and any renewal rights therefor, schematics, software, firmware, technology, manufacturing processes, supplier lists, customer lists, trade secrets, know-how, moral rights and applications and registrations for any of the foregoing;

               (ii) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein;

               (iii) all other tangible or intangible proprietary information and materials; and

               (iv) all license and other rights in any third party product or any third party intellectual property described in (i) through (iii) above;

that are owned or held by or on behalf of Diamond or any Subsidiary or that are being, and/or have been, used, or are currently under development for use, in the business of Diamond or any Subsidiary as it has been, is currently or is currently planned to be conducted; provided, however, that Diamond Intellectual Property will not include any commercially available third party software or related intellectual property.

          (b) Section 3.5 of the Diamond Disclosure Schedule lists: (i) all patents, copyright registrations, registered trademarks, registered service marks, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, that are included in Diamond Intellectual Property and owned by or on behalf of Diamond or any Subsidiary; (ii) all hardware products and tools, software products and tools and services that are currently published, offered, or under development by Diamond or any Subsidiary; and (iii) all licenses, sublicenses and other agreements to which Diamond or any Subsidiary is a party and pursuant to which Diamond or any Subsidiary or any other person is authorized to use any Diamond Intellectual Property or exercise any other right with regard thereto. The disclosures described in (iii) hereof include the identities of the parties to the relevant agreements, a description of the nature and subject matter thereof, the term thereof and the applicable royalty or summary of any formula or procedure for determining such royalty.

          (c) Diamond Intellectual Property consists solely of items and rights that are either: (i) owned solely by Diamond or any of its Subsidiaries; (ii) in the public domain; or (iii) rightfully used and authorized for use by Diamond or any Subsidiary and their successors pursuant to a valid license. All Diamond Intellectual Property that consists of license or other rights to third party property is separately set forth in Section 3.5 of the Diamond Disclosure Schedule. Diamond and its Subsidiaries have all rights in Diamond Intellectual Property necessary to carry out Diamond's or any Subsidiary's current, former and planned future activities, including without limitation rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign and sell Diamond Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

          (d) Diamond is not, nor as a result of the execution or delivery of this Agreement and all other agreements contemplated hereby, or performance of Diamond's obligations hereunder or the consummation of the Merger, will Diamond be, in violation of any license, sublicense or other agreement relating to any Diamond Intellectual Property to which Diamond or any Subsidiary is a party or otherwise bound. Diamond is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by Diamond or Surviving Corporation, as successor to Diamond, in Diamond Intellectual Property.

          (e) To the knowledge of Diamond or any of its Subsidiaries, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any product, work, technology, service or process as used, provided, or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights, by Diamond or any Subsidiary does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, other intellectual property right, right of privacy, or right in personal data of any Person. No claims (i) challenging the validity, effectiveness, or ownership by Diamond or any Subsidiary of any Diamond Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale, or any other exercise of rights in any product, work, technology, service, or process as used, provided or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights, by Diamond or any Subsidiary infringes or will infringe on any intellectual property or other proprietary or personal right of any Person have been asserted to Diamond or any Subsidiary or, to the knowledge of Diamond and its Subsidiaries, are threatened by any Person nor are there any valid grounds for any bona fide claim of any such kind. There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any Diamond Intellectual Property, other than review of pending applications for patent, and Diamond and its Subsidiaries are not aware of any information indicating that such proceedings are threatened or contemplated by any Governmental Entity or any other Person. All granted or issued patents and all registered trademarks and copyright registrations owned by Diamond or any Subsidiary are valid, enforceable and subsisting. To the knowledge of Diamond and its Subsidiaries, there is no unauthorized use, infringement, or misappropriation of any Diamond Intellectual Property by any third party, employee or former employee.

          (f) Section 3.5 of the Diamond Disclosure Schedule separately lists all parties (other than employees) who have created any portion of, or otherwise have any rights in or to, Diamond Intellectual Property. Diamond and its Subsidiaries have secured from all parties who have created any portion of, or otherwise have any rights in or to, Diamond Intellectual Property valid and enforceable written assignments of any such work or other rights to or such Subsidiaries and has provided true and complete copies of such assignments to Parent.

          (g) Diamond has obtained written agreements from all employees and from third parties with whom Diamond, to its knowledge, has shared confidential proprietary information (i) of Diamond or any Subsidiary or (ii) received from others that Diamond is obligated to treat as confidential and to obtain the written agreement of employees and others to keep confidential, that agreements require such employees and third parties to keep such information confidential in accordance with the terms thereof. Diamond has made available copies of such written agreements, as executed, to Parent.

     3.6  Diamond SEC Reports and Financial Statements.
          --------------------------------------------

          (a) Diamond has filed all forms, reports and documents required to be filed by Diamond with the SEC since the effective date of the registration statement for Diamond's initial public offering. Diamond has previously furnished to Parent true and correct copies of (i) its Annual Report of Form 10-K for the period ended December 31, 1999, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000,
(iii) all other reports filed by it with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the
      ----------
"Exchange Act") since December 31, 1999 and (iv) Diamond hereby agrees to
 ------------
furnish to Parent true and correct copies of all reports filed by it with the Commission after the date hereof prior to the Closing all in the form (including exhibits) so filed (collectively, the "Diamond SEC Reports"). As of their
                                       -------------------
respective dates, the Diamond SEC Reports complied or will comply in all material respects with the then applicable published rules and regulations of the Commission with respect thereto at the date of their issuance and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, no additional filings or amendments to previously filed Diamond SEC Reports are required pursuant to such rules and regulations. None of Diamond's Subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Diamond has delivered to Parent an unaudited consolidated balance sheet (the "Unaudited Balance Sheet") as of December 31, 2000 (the "Unaudited
            -----------------------                                 ---------
Balance Sheet Date") and unaudited consolidated statements of income and cash
------------------
flows for the twelve-month period ended December 31, 2000 (collectively, the "Unaudited 2000 Financial Statements"). The Unaudited 2000 Financial Statements
 -----------------------------------
and the audited consolidated balance sheet as of December 31, 2000 and audited consolidated statements of income and cash flows for the twelve-month period ended December 31, 2000 (collectively, the "Audited 2000 Financial Statements")
                                            ---------------------------------
along with each of the consolidated financial statements of Diamond (including, in each case, any related notes thereto) contained in the Diamond SEC Reports (collectively, the "Financial Statements"), including each Diamond SEC Report
                    --------------------
filed after the date hereof until the Closing, (i) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) are prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC under Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly present the consolidated financial position of Diamond and its Subsidiaries in all material respects as at the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments.

          (c) Diamond has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Diamond with the SEC pursuant to the Securities Act or the Exchange Act.

          (d) As of the Unaudited Balance Sheet Date, there were no material liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated or otherwise, whether due or to become due, that are not shown or provided for either in the Unaudited Balance Sheet or Section 3.6 of the Diamond Disclosure Schedule, and since the Unaudited Balance Sheet Date, Diamond has incurred no material liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated or otherwise other than in the ordinary course of business and except for liabilities incurred by Diamond in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated herein.

          (e) All of the accounts, notes and other receivables which are reflected in the Unaudited Balance Sheet were acquired in the ordinary course of business; and, except to the extent reserved against in the Unaudited Balance Sheet, all of the accounts, notes and other receivables which are reflected therein have been collected in full, or are good and collectible, in the ordinary course of business; and all of the accounts, notes and other receivables which have been acquired by Diamond or any Subsidiary since the Unaudited Balance Sheet Date were acquired in the ordinary course of business and have been collected in full, or are good and collectible, subject to an appropriate reserve determined in a manner consistent with past practices of Diamond, in the ordinary course of business. No accounts, notes or other receivables are contingent upon the performance by Diamond or any Subsidiary of any obligation or contract. Except as set forth in Section 3.6 of the Diamond Disclosure Schedule, no Person has any Lien on any of such receivables and no agreement for deduction or discount has been made with respect thereto.

     3.7  Taxes.
          -----

          (a) The term "Taxes" as used herein means any and all federal, state,
                        -----
local and foreign income tax, alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs, duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.
                                    ---
The term "Tax Returns" as used herein means all returns, declarations, reports,
          -----------
claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "Tax Return" means any one of the foregoing Tax Returns.
                       ----------

          (b) Diamond and each of its Subsidiaries has timely filed all Tax Returns required to be filed and has paid all Taxes owed (whether or not shown as due on such Tax Returns), including, without limitation, all Taxes which Diamond or any of its Subsidiaries is obligated to withhold for amounts paid or owing to employees, creditors and third parties. All Tax Returns filed by Diamond and each of its Subsidiaries were complete and correct in all respects. None of the Tax Returns filed by Diamond or any of its Subsidiaries or Taxes payable by Diamond or any of its Subsidiaries have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any Governmental Entity, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of Diamond or any of its Subsidiaries, threatened. Neither Diamond nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return, and neither Diamond nor any of its Subsidiaries has waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes affecting Diamond or any of its Subsidiaries, as of the date hereof, are set forth in the Financial Statements or in Section 3.7(b) of the Diamond Disclosure Schedule. None of the Tax Returns filed by Diamond or any of its Subsidiaries contain a disclosure statement under former
Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax law). Neither Diamond nor any of its Subsidiaries is a party to any Tax sharing agreement or similar arrangement. Neither Diamond nor any of its Subsidiaries has ever been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was Diamond), and neither Diamond nor any of its Subsidiaries has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), as a transferee or successor, by contract, or otherwise.

          (c) Neither Diamond nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. Neither Diamond nor any of its Subsidiaries has agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign law) by reason of a change in accounting method or otherwise, and neither Diamond nor any of its Subsidiaries will be required to make any such adjustment as a result of the transactions set forth in this Agreement. Neither Diamond nor any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. No portion of any consideration paid pursuant to this Agreement (including but not limited to the Parent Merger Shares and any amounts paid pursuant to Section 2.5) is subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. No claim has ever been made by any Governmental Entity in a jurisdiction where Diamond or any of its Subsidiaries does not file Tax Returns that Diamond or any of its Subsidiaries, as the case may be, is or may be subject to Tax in that jurisdiction. None of the shares of outstanding capital stock of Diamond or any of its Subsidiaries are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. Neither Diamond nor any of its Subsidiaries has ever filed a consent pursuant to Section 341(f) of the Code, relating to collapsible corporations. Neither Diamond nor any of its Subsidiaries has net operating losses or other tax attributes presently subject to limitation under Sections 382, 383 or 384 of the Code, or the federal consolidated return regulations (other than limitations imposed as a result of the transactions contemplated pursuant to this Agreement).

          (d) There are no liens for Taxes upon the assets of Diamond or any of its Subsidiaries. The unpaid Taxes of Diamond and its Subsidiaries did not, as of the Unaudited Balance Sheet Date, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Unaudited Balance Sheet, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Diamond and its Subsidiaries in filing their Tax Returns (taking into account any Taxes incurred as a result of the transactions contemplated by this Agreement). Neither Diamond nor any of its Subsidiaries is a party to any joint venture, partnership, limited liability company or other arrangement or contract which could be treated as a partnership for Tax purposes.

          (e) Section 3.7(e) of the Diamond Disclosure Schedule contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by Diamond or any its Subsidiaries.

          (f) Diamond has not been either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution of stock intended to qualify for tax-free treatment under the Code.

          (g) Section 3.7(g) of the Diamond Disclosure Schedule sets forth all expected Tax refunds.

     3.8  Absence of Certain Changes and Events.  Except as set forth in the
          -------------------------------------
Diamond SEC Reports, since September 30, 2000, there has not been:

          (a) Any transaction involving more than $35,000 entered into by Diamond or any Subsidiary other than in the ordinary course of business; any change (or any development or combination of developments of which Diamond or any Subsidiary has knowledge which is reasonably likely to result in such a change) in Diamond's Business Condition, other than changes in the ordinary course of business which in the aggregate have not been and are not expected to be materially adverse to Diamond's Business Condition; or, without limiting the foregoing, any loss of or damage to any of the properties of Diamond or any Subsidiary due to fire or other casualty or other loss, whether or not insured, amounting to more than $35,000 in the aggregate;

          (b) Any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Diamond or any Subsidiary, or any repurchase, redemption, retirement or other acquisition by Diamond or any Subsidiary of any outstanding shares of capital stock, any Diamond Option, or other securities of, or other equity or ownership interests in, Diamond or any Subsidiary;

          (c) Any discharge or satisfaction of any Lien or payment or satisfaction of any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than current liabilities shown on the Unaudited Balance Sheet and current liabilities incurred since the Unaudited Balance Sheet Date in the ordinary course of business and consistent with past practice ("ordinary course of business");
                                             ---------------------------

          (d) Any change in the Charter Documents of Diamond or any amendment of any term of any outstanding security of Diamond;

          (e) Any incurrence, assumption or guarantee by Diamond or any Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and in an aggregate amount exceeding $35,000;

          (f) Any creation or assumption by Diamond or any Subsidiary of any Lien on any asset in an aggregate amount exceeding $10,000;

          (g) Any making of any loan, advance or capital contributions to, or investment in, any Person;

          (h) Any sale, lease, pledge, transfer or other disposition of any material capital asset;

          (i) Any transaction or commitment made, or any contract or agreement entered into, by Diamond or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) with a value of $50,000 or more or any relinquishment by Diamond or any Subsidiary of any contract or other right with a value of $50,000 or more;

          (j) Any (A) grant of any severance or termination pay to any director, officer or employee of Diamond or any Subsidiary, (B) entering into of any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Diamond or any Subsidiary, (C) change in benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements, (D) change in compensation, bonus or other benefits payable to directors, officers or employees of Diamond or any Subsidiary or (E) change in the payment or accrual policy with respect to any of the foregoing;

          (k) Any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of Diamond or any Subsidiary, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of Diamond or any Subsidiary;

          (l) Any issuance or sale of any stock, bonds, phantom stock interest or other securities of which Diamond or any Subsidiary is the issuer, or the grant, issuance or change of any stock options, warrants, or other rights to purchase securities of Diamond or any Subsidiary or phantom stock interest in Diamond or any Subsidiary;

          (m) Any cancellation of any debts or claims or waiver of any rights of substantial value in an aggregate amount exceeding $35,000;

          (n) Any sale, assignment or transfer of any Diamond Intellectual Property or other similar assets, including licenses therefor;

          (o) Any capital expenditures, or commitment to make any capital expenditures, for additions to property, plant or equipment in an aggregate amount exceeding $50,000;

          (p) Payment of any amounts to, or liability incurred to or in respect of, or sale of any properties or assets (real, personal or mixed, tangible or intangible) to, or any transaction or any agreement or arrangement with, any corporation or business in which Diamond or any Subsidiary or any of their corporate officers or directors, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act") of any such Person, has any
                              --------------
direct or indirect ownership interests; or

          (q) Any agreement undertaking or commitment to do any of the foregoing.

     3.9  Leases in Effect.  All real property leases and subleases as to which
          ----------------
Diamond or any Subsidiary is a party and any amendments or modifications thereof are listed in Section 3.9 of the Diamond Disclosure Schedule (each a "Lease" and
                                                                      -----
collectively, the "Leases") are valid, in full force and effect and enforceable,
                   ------
and there are no existing defaults on the part of Diamond or any Subsidiary, and neither Diamond nor any Subsidiary has received or given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default on the part of Diamond or any Subsidiary thereunder.

     3.10 Personal Property; Real Estate.  (a) Diamond and its Subsidiaries have
          ------------------------------
good and marketable title, free and clear of all title defects and Liens to all inventory, receivables, furniture, machinery, equipment and other personal property, tangible or otherwise, reflected on the Unaudited Balance Sheet or used in Diamond's or any Subsidiary's business, except for acquisitions and dispositions since the Unaudited Balance Sheet Date in the ordinary course of business. The Diamond Disclosure Schedule lists (i) all computer equipment and
(ii) all other personal property, in each case having a depreciated book value of $5,000 or more, which are used by Diamond or any Subsidiary in the conduct of their businesses, and all such equipment and property, in the aggregate, is in good operating condition and repair, reasonable wear and tear excepted. There is no asset used or required by Diamond or any Subsidiary in the conduct of their businesses as presently operated which is not either owned by it or licensed or leased to it.

          (b) Section 3.10 of the Diamond Disclosure Schedule contains a schedule setting forth and describing all real property which is owned or leased by Diamond or any

Subsidiary, or in which Diamond or any Subsidiary has any other right, title or interest. True and complete copies of each lease have been provided to Parent, and such leases constitute the entire understanding relating to Diamond's or any Subsidiary's use and occupancy of the leased premises. The leases are presently in full force and effect without further amendment or modification. Neither Diamond nor any Subsidiary is in default in the performance of obligations under any lease, and neither Diamond nor any Subsidiary knows of any state of facts which with the giving of notice or the passage of time, or both, would constitute a default by Diamond or any Subsidiary or any other party thereunder.

          (c) To the knowledge of Diamond and its Subsidiaries, the improvements located on the real property described in Section 3.10 of the Diamond Disclosure Schedule are not the subject of any official complaint or notice of violation of any applicable zoning ordinance or building code and there is no use or occupancy restriction or condemnation proceeding pending or threatened against Diamond or any Subsidiary.

     3.11 Certain Transactions.  Except for (a) relationships with Diamond or
          --------------------
any Subsidiary as an officer, director, or employee thereof (and compensation by Diamond or such Subsidiary in consideration of such services) and (b) relationships with Diamond or any Subsidiary as stockholders or option holders therein, none of the directors or officers of Diamond or any Subsidiary, or holders of more than 5% of Diamond Stock known to Diamond ("Significant Stockholders") or any member of any of their families, is presently a party to, or was a party to during the year preceding the date of this Agreement, any transaction, or series of similar transactions, with Diamond or any Subsidiary, in which the amount involved exceeds $60,000, including, without limitation, any contract, agreement, or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such Person or any other Person in which any such Person has or had a 5%-or-more interest (as a stockholder, partner, beneficiary, or otherwise) or is or was a director, officer, employee, or trustee. None of Diamond's officers, directors or Significant Stockholders has any interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks, or trade names, used in or pertaining to the business of Diamond or any Subsidiary, or any supplier, distributor, or customer of Diamond or any Subsidiary, except for the normal rights of a stockholder, and except for rights under existing employee benefit plans.

     3.12 Litigation and Other Proceedings.  There is no action, suit, claim,
          --------------------------------
investigation or proceeding (or any basis therefor known to Diamond and its Subsidiaries) pending against or, to the knowledge of Diamond and any of its Subsidiaries, threatened against Diamond or any Subsidiary or their properties and assets before any court or arbitrator or any Governmental Entity. Neither Diamond nor any Subsidiary is subject to any order, writ, judgment, decree, or injunction.

     3.13 No Defaults.  Neither Diamond nor any Subsidiary is, nor has Diamond
          -----------
or any Subsidiary received notice that it would be with the passage of time, in default or violation of any term, condition, or provision of (i) its Charter Documents; (ii) any judgment, decree, or order applicable to Diamond or such Subsidiary; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which Diamond or any Subsidiary is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of Diamond.

     3.14 Major Contracts.  Neither Diamond nor any Subsidiary is a party to or
          ---------------
subject to:

          (a) Any union contract, or any employment contract or arrangement (other than "at-will" employment arrangements) providing for future compensation, written or oral, with any officer, consultant, director, or employee;

          (b) Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing or the like;

          (c) Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits;

          (d) Any agreement, license, franchise, permit, indenture, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement and all other agreements contemplated hereby, the consummation of the Merger, or the consummation of the transactions contemplated hereby or thereby;

          (e) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of $35,000 or more;

          (f) Any contract or agreement containing covenants purporting to limit Diamond's or any Subsidiary's freedom to compete in any line of business in any geographic area; or

          (g) Any contract or agreement, not elsewhere specifically disclosed pursuant to this Agreement, involving the payment or receipt by Diamond or any Subsidiary of more than $35,000 in the aggregate.

     All contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments which are listed in the Diamond Disclosure Schedule pursuant to this
Section 3.14 are valid and in full force and effect and neither Diamond nor any Subsidiary has, nor, to the knowledge of Diamond and its Subsidiaries, has any other party thereto, breached any material provisions of, or entered into default in any material respect under the terms thereof. Since September 30, 2000, neither Diamond nor any Subsidiary has amended, modified or terminated the terms of the contracts or agreements referred to in this Section 3.14 unless such amendment, modification or termination was in the ordinary course of business and Diamond has provided Parent with written notification of such.

     3.15 Material Reductions.  To Diamond's and each of its Subsidiary's
          -------------------
knowledge, none of the parties to any of the contracts identified in the Diamond Disclosure Schedule pursuant to Section 3.14 have terminated, or in any way expressed to Diamond or any Subsidiary an intent to reduce or terminate the amount of its business with Diamond or any Subsidiary in the future.

     3.16 Insurance and Banking Facilities.  Section 3.16 of the Diamond
          --------------------------------
Disclosure Schedule contains a complete and correct list of (i) all contracts of insurance or indemnity of Diamond or any Subsidiary in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage, deductible amounts and expiration date) and (ii) the names and locations of all banks in which Diamond or any Subsidiary has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box. All premiums and other payments due from Diamond or any Subsidiary with respect to any such contracts of insurance or indemnity have been paid, and neither Diamond nor any Subsidiary knows of any fact, act, or failure to act which has or might cause any such contract to be canceled or terminated. All known claims for insurance or indemnity have been presented.

     3.17 Employees.  Prior to the date hereof, Diamond has provided to Parent,
          ---------
as of the date hereof, a list of (a) the names, titles, salaries and all other compensation of all salaried employees of Diamond and its Subsidiaries (such term meaning permanent and temporary, full-time and part-time employees) and (b) the wage rates for non-salaried employees of Diamond and its Subsidiaries (by classification). Any persons engaged by Diamond or any Subsidiary as independent contractors, rather than employees, have been properly classified as such and have been so engaged in accordance with all applicable federal, foreign, state or local laws. No employee has stated to Diamond or any Subsidiary that such employee intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within six months after the Closing Date. Hours worked by and payments made to employees of Diamond and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, foreign, state or local laws dealing with such matters. Neither Diamond nor any Subsidiary is nor ever has been engaged in any dispute or litigation with an employee or former employee regarding matters pertaining to intellectual property or assignment of inventions. Neither Diamond nor any Subsidiary has ever been and, to the knowledge of Diamond and its Subsidiaries, is not now subject to a union organizing effort. Neither Diamond nor any Subsidiary has any written contract of employment or other employment, severance or similar agreement with any of their respective employees or any established policy or practice relating thereto, and all of its employees are employees-at-will. Neither Diamond nor any Subsidiary is a party to any pending, or to Diamond's and each of its Subsidiary's knowledge, threatened, labor dispute. Diamond and each Subsidiary has complied in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including but not limited to the provisions thereof relating to wages, hours, collective bargaining and ensuring equality of opportunity for employment and advancement of minorities and women. There are no claims pending, or, to the knowledge of Diamond and its Subsidiaries, threatened to be brought, in any court or administrative agency by any former or current employees of Diamond or any Subsidiary for compensation, pending severance benefits, vacation time, vacation pay or pension benefits, or any other claim threatened or pending in any court or administrative agency from any current or former employee or any other Person arising out of Diamond's or any Subsidiary's status as employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge, or otherwise.

     3.18 Employee Benefit Plans.  Each Plan (as defined below) covering active,
          ----------------------
former, or retired employees of Diamond or any ERISA Affiliate (as defined below) is listed in Section 3.18 of the Diamond Disclosure Schedule. "Plan"
                                                                       ----
means any employee benefit plan as defined in ERISA (as defined below) and will also include any employment, severance or similar contract, arrangement or policy and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, phantom stock, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits. Diamond has made available to Parent a copy of each Plan, and where applicable, any related trust agreement, annuity, or insurance contract. All annual reports (Form 5500) required to be filed with the Internal Revenue Service have been properly filed on a timely basis, and Diamond has provided copies of the three most recently filed Forms 5500 for each applicable Plan. Each Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and has remained tax-qualified during the period from its inception to date, and its related trust is tax-exempt and has been so since its creation. No Plan is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
                                                                  -----
Section 412 of the Code.  No "prohibited transaction," as defined in ERISA
Section 406 or Code Section 4975 has occurred with respect to any Plan, unless such a transaction was exempt from such rules. Each Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan. There are no pending or anticipated claims against or otherwise involving any of the Plans and no suit, action, or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought against or with respect to any Plan. All contributions, reserves, or premium payments to the Plan, accrued to the date hereof have been made or provided for. Neither Diamond nor any entity which is considered one employer with Diamond under Section 414 of the Code or Section 4001 of ERISA (each, an "ERISA Affiliate") has ever maintained or contributed to, or incurred or expects to incur liability with respect to any Plan subject to Title IV of ERISA or any "multi-employer plan" within the meaning of Section 4001(a)(3) of ERISA. There are no restrictions on the rights of Diamond or its ERISA Affiliates to amend or terminate any Plan without incurring any liability thereunder, other than benefits that have accrued through the date of termination and any costs of termination. Since January 1, 1998, there have been no amendments to, written interpretations of, or announcements (whether or not written) by Diamond or any ERISA Affiliate relating to, or change in employee participation or coverage under, any Plan. Neither Diamond nor any of its ERISA Affiliates have any current or projected liability in respect of post-employment or post-retirement welfare benefits for retired or former employees other than health care continuation benefits required to be provided under applicable law. No tax under Section 4980B or 4980D of the Code has been incurred in respect of any Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

     3.19 Certain Agreements.  Except as contemplated by this Agreement, neither
          ------------------
the execution and delivery of this Agreement and all other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby will: (i) result in any payment by Diamond or any Subsidiary (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of Diamond or any Subsidiary under any Plan, agreement, or otherwise, (ii) increase any benefits otherwise payable under any Plan or agreement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     3.20 Guarantees and Suretyships.  Neither Diamond nor any Subsidiary has
          --------------------------
any powers of attorney outstanding (other than those issued in the ordinary course of business with respect to Tax matters), and neither Diamond nor any Subsidiary has any material obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, indemnitor, or otherwise respecting the obligations or liabilities of any Person.

     3.21 Brokers and Finders.  Except as set forth on Section 3.21 of the
          -------------------
Diamond Disclosure Schedule, neither Diamond nor any Subsidiary has retained any broker, finder, or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will Diamond or any Subsidiary owe any fee or other amount to any broker, finder, or investment banker in connection with this Agreement or the transactions contemplated by this Agreement.

     3.22 Environmental Matters.  (i) Diamond and its Subsidiaries have complied
          ---------------------
with all federal, state and local laws (including, without limitation, case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) which are intended to protect the environment and/or human health or safety (collectively, "Environmental Laws"); (ii) neither
                                       ------------------
Diamond nor any Subsidiary has handled, generated, used, stored, transported or disposed of any material, substance or waste which is regulated by Environmental Laws ("Hazardous Materials"), except for reasonable amounts of ordinary office
       -------------------
and/or office-cleaning supplies which have been used in compliance with Environmental Laws; (iii) there is not now, nor has there ever been, any underground storage tank or asbestos on any real property owned, operated or leased by Diamond or any Subsidiary; (iv) neither Diamond nor any Subsidiary has conducted, nor is it aware of, any environmental investigations, studies, audits, tests, reviews or analyses, the purpose of which was to discover, identify, or otherwise characterize the condition of the soil, groundwater, air or the presence of Hazardous Materials at any real property owned, operated or leased by Diamond or any Subsidiary; and (v) there are no "Environmental Liabilities". For purposes of this Agreement, "Environmental Liabilities" are
                                                -------------------------
any claims, demands, or liabilities under Environmental Laws which (x) arise out of or in any way relate to Diamond's or any Subsidiary's operations or activities, or any real property at any time owned, operated or leased by Diamond or any Subsidiary, or any stockholder's use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, and (y) arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Closing Date.

     3.23 Enforceability of Contracts, etc.
          ---------------------------------

          (a) No Person that is a party to any material contract, agreement, commitment or plan to which Diamond or any Subsidiary is a party has a valid defense, on account of non-performance or malfeasance by Diamond or such Subsidiary, which would make any such contracts, agreement, commitment or plan not valid and binding upon or enforceable against such parties in accordance with their terms, except to the extent such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally and usual equity principles.

          (b) Neither Diamond, nor any Subsidiary, nor, to the knowledge of Diamond and its Subsidiaries, any other Person, is in breach or violation of, or default under, any material contract, agreement, arrangement, commitment or plan to which Diamond or any Subsidiary is a party, and no event or action has occurred, is pending, or, to the knowledge of Diamond and its Subsidiaries, is threatened, which, after the giving of notice, or the lapse of time, or otherwise, would constitute a breach or a default by Diamond or any Subsidiary or, to the knowledge of Diamond and its Subsidiaries, any other Person, under any material contract, agreement, arrangement, commitment or plan to which Diamond or any Subsidiary is a party.

     3.24 Information Supplied.  None of the information supplied or to be
          --------------------
supplied by Diamond specifically for inclusion or incorporation by reference in the Form S-4 (as defined below) to be filed with the Commission by Parent in connection with the issuance of Parent Common Stock in the Merger will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time the Form S-4 is filed with the Commission, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement (as defined below) relating to the special meeting of the Diamond stockholders will not, at the date it is first mailed to Diamond's stockholders or at the time of the Diamond stockholders meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by Diamond with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement.

     3.25 Nasdaq National Market.  Diamond's Common Stock is listed for
          ----------------------
quotation on the Nasdaq Stock Market's National Market (the "Nasdaq National
                                                             ---------------
Market") and, except as set forth on Section 3.25 of the Diamond Disclosure
------
Schedule, Diamond is in compliance with the "continued listing" standards of the Nasdaq National Market as required for Diamond to maintain its listing on the Nasdaq National Market.

     3.26 Fairness Opinion.  Diamond's Board of Directors has received a true
          ----------------
and correct copy of an opinion from Updata Capital, Inc., dated as of the date hereof, to the effect that, as of the date hereof, the consideration to be received by Diamond's stockholders in the Merger is fair to Diamond's stockholders from a financial point of view.

     3.27 Voting Requirements.  The affirmative vote or consent of a majority of
          -------------------
the outstanding shares of Diamond Common Stock (the "Diamond Requisite
                                                     -----------------
Stockholder Approval") is the only vote or consent of the holders of any class
--------------------
or series of Diamond Stock
necessary to approve and adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

     3.28 State Takeover Statutes.  The Board of Directors of Diamond has
          -----------------------
approved the Merger and this Agreement and the other transactions contemplated by this Agreement, and such approval is sufficient to render inapplicable to the Merger and this Agreement and the other transactions contemplated by this Agreement, any state takeover statute or similar law that would otherwise be applicable to the Merger and this Agreement and the other transactions contemplated by this Agreement.

     3.29 No Indemnity Claim. No Person has made or asserted any indemnity
          ------------------
claim, nor, to Diamond's knowledge, is there a basis for any such indemnity claim, against Diamond or any Subsidiary of Diamond pursuant to that certain Stock Purchase Agreement dated as of December 28, 2000 by and among Diamond and Acxiom Corporation or any other contract, agreement or commitment to which Diamond or any Subsidiary is a party, or under which Diamond or any Subsidiary is obligated, or by which Diamond or any Subsidiary or any of the rights, properties or assets of Diamond or any Subsidiary are subject or bound.

                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Except as set forth in either the documents delivered to Diamond pursuant to Section 4.5 or the disclosure schedule of Parent dated as of the date hereof and delivered herewith to Diamond (the "Parent Disclosure Schedule") which
                                        --------------------------
identifies the section and subsection to which each disclosure therein relates, Parent and Merger Sub jointly and severally represent and warrant to Diamond as follows:

     4.1    Organization and Qualification.  Parent is a corporation duly
            ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition of Parent. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is recently organized and has conducted no business activities, other than as contemplated by this Agreement.

     4.2    Capitalization.  (a)  The authorized capital stock of Parent
            --------------
consists of 5,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued or outstanding or held in Parent's treasury, and 100,000,000 shares of Parent Common Stock, of which, as of the date of this
Agreement: (a) 27,381,448 shares were validly issued and outstanding, fully paid and nonassessable and (b) 6,768,739 shares were reserved for issuance pursuant to Parent's stock option and stock purchase plans for its employees and directors. Except for options and rights relating to shares described in clause
(b) of the preceding sentence
and except as set forth in Section 4.2 of the Parent Disclosure Schedule or the Parent SEC Reports (as defined in Section 4.5), there are no options, warrants or other rights, agreements or commitments (contingent or otherwise) obligating Parent to issue shares of its capital stock or any other securities convertible into or evidencing the right to subscribe to shares of its capital stock.

          (b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding, all of which shares are owned beneficially and of record by Parent.

     4.3   Authority Relative to this Agreement.  The execution, delivery and
           ------------------------------------
performance of this Agreement and all other agreements contemplated hereby by Parent and Merger Sub have been duly authorized by all necessary action of the Boards of Directors of Parent and Merger Sub and the sole stockholder of Merger Sub. Certified copies of the resolutions adopted by the Boards of Directors of Parent and Merger Sub and Parent as sole stockholder of Merger Sub approving this Agreement, all other agreements contemplated hereby and the Merger have been or will be provided to Diamond. Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and has, or prior to Closing, will have duly and validly executed and delivered all other agreements contemplated hereby to be executed by it, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of each of Parent and Merger Sub in accordance with its terms.

     4.4     Non-Contravention.  Assuming the accuracy of the representations
             -----------------
and warranties of Diamond and the stockholders of Diamond contained in the Letters of Transmittal and the other agreements contemplated hereby, neither the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Parent and Merger Sub, nor the consummation of the Merger or any other transaction described herein, does or will, after the giving of notice, or the lapse of time, or otherwise, conflict with, result in a breach of, or constitute a default under, (i) the Charter Documents of Parent or Merger Sub or (ii) any federal, foreign, state or local court or administrative order or process, statute, law, ordinance, rule or regulation, or any contract, agreement or commitment to which Parent is a party, or under which Parent is obligated, or by which Parent or any of the rights, properties or assets of Parent are subject or bound; result in the creation of any Lien upon, or otherwise adversely affect, any of the rights, properties or assets of Parent; terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any contract, agreement or commitment to which Parent is a party, or under which Parent is obligated, or by which Parent or any of the rights, properties or assets of Parent are subject or bound; or accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any contract, agreement or commitment to which Parent is a party, or under which Parent may be obligated, or by which Parent or any of the rights, properties or assets of Parent are subject or bound, other than any of the foregoing listed in
(ii) which would not have, individually or in the aggregate, a material adverse effect on the Business Condition of Parent.

     4.5  Parent SEC Reports and Financial Statements.  (a) Parent has filed all
          -------------------------------------------
forms, reports and documents required to be filed by Parent with the SEC since the effective date of the registration statement for Parent's initial public offering. Parent has previously furnished to Diamond true and correct copies of
(i) its Annual Report on Form 10-K for the year ended December 31, 1999, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000, (iii) all other reports filed by it with the Commission under the Exchange Act since December 31, 1999 and (iv) Parent hereby agrees to furnish to Diamond true and correct copies of all reports filed by it with the Commission after the date hereof prior to the Closing all in the form (including exhibits) so filed (collectively, the "Parent SEC Reports"). As of
                                                  ------------------
their respective dates, the Parent SEC Reports complied or will comply in all material respects with the then applicable published rules and regulations of the Commission with respect thereto at the date of their issuance and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, no additional filings or amendments to previously filed Parent SEC Reports are required pursuant to such rules and regulations. Each of the audited consolidated financial statements and unaudited interim financial statements included in the Parent SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly presents the financial position of the entity or entities to which it relates as at its date or the results of operations, stockholders' equity or cash flows of such entity or entities (subject, in the case of unaudited statements, to the absence of footnote disclosure and in the case of unaudited interim statements to year-end adjustments.

          (b) Parent has delivered to Diamond the unaudited consolidated balance sheet (the "Parent Unaudited Balance Sheet") as of December 31, 2000
                    ------------------------------
(the "Parent Unaudited Balance Sheet Date") and the unaudited consolidated
      -----------------------------------
statements of operations for the three-month and twelve-month periods ended December 31, 2000 (collectively, the "Unaudited Parent Financial Statements")
                                      -------------------------------------
included in Parent's press release dated as of January 30, 2001. The Unaudited 2000 Parent Financial Statements are prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein) and fairly present the consolidated financial position of Parent and its Subsidiaries in all material respects as at the respective dates thereof and the consolidated results of their operations for the periods indicated, except that the Unaudited Parent Financial Statements do not contain footnotes and were or are subject to normal and recurring year-end adjustments.

     4.6  Validity of Parent Merger Shares.  The Parent Merger Shares to be
          --------------------------------
issued in the Merger will, when issued, be, validly issued, fully paid and nonassessable.

     4.7  Consents and Approvals of Governmental Authorities. Assuming the
          --------------------------------------------------
accuracy of the representations and warranties of Diamond and the stockholders of Diamond contained in the Letters of Transmittal and the other agreements contemplated hereby, except for (a) the requirements of state securities (or "Blue Sky") laws, (b) the filing and recording of the Merger Documents as provided by the DGCL, (c) the filing of appropriate documents with the Nasdaq Stock Market, (d) the filing of the Proxy Statement, the Form S-4 and a Form 8-K with the Commission, if applicable, and (e) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, could not reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     4.8   Litigation.  There is no action, suit, claim, investigation, or
           ----------
proceeding (or any basis therefor known to Parent or any of its Subsidiaries) pending against or, to the knowledge of Parent and any of its Subsidiaries, threatened against Parent or any of its Subsidiaries or their properties and assets before any court or arbitrator or any Governmental Entity. Neither Parent nor any of its Subsidiaries is subject to any order, writ, judgment, decree or injunction.

     4.9   No Defaults.  Neither Parent nor any of its Subsidiaries is, nor has
           -----------
Parent or any of its Subsidiaries received notice that it would be with the passage of time, in default or violation of any term, condition, or provision of
(i) its Charter Documents; or (ii) any judgment, decree, or order applicable to Parent.


     4.10  Taxes.
           -----

           (a) Parent and each of its Subsidiaries has timely filed all material Tax Returns required to be filed and has paid all material Taxes owed (whether or not shown as due on such Tax Returns), including, without limitation, all Taxes which Parent or any of its subsidiaries is obligated to withhold for amounts paid or owing to employees, creditors and third parties. All Tax Returns filed by Parent and each of its Subsidiaries were complete and correct in all material respects. None of the Tax Returns filed by Parent or any of its subsidiaries or Taxes payable by Parent or any of its Subsidiaries have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any Governmental Entity, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of Parent or any of its Subsidiaries, threatened. All material elections with respect to Taxes affecting Parent or any of its Subsidiaries, as of the date hereof, are set forth in the Parent SEC Reports, Parent Unaudited Balance Sheet or Section 4.10(a) of the Parent Disclosure Schedule. None of the Tax Returns filed by Parent or any of its Subsidiaries contain a disclosure statement under former Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax law).

           (b) The unpaid Taxes of Parent and its Subsidiaries did not, as of the Parent Unaudited Balance Sheet Date, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Parent Unaudited Balance Sheet, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Parent and its Subsidiaries in filing their Tax Returns (taking into account any Taxes incurred as a result of the transactions contemplated by this Agreement).

     4.11  Absence of Certain Changes and Events.  Since December 31, 2000,
           -------------------------------------
except as has been disclosed by Parent in any press release or Parent SEC Report, there has not been any material change (or any development or combination of developments of which Parent or any of its Subsidiaries has knowledge which is reasonably likely to result in such a material change) on Parent's Business Condition, other than changes in the ordinary course of business which, in the aggregate, have not been and are not expected to be materially adverse to Parent's Business Condition; provided; however that none of the following shall be deemed, individually or in the aggregate, to constitute a material adverse change to Parent's Business Condition: (a) any change in the market price or trading volume of Parent Common Stock after the date hereof; (b) any failure by Parent to meet the revenue or earnings predictions or other expectations of equity analysts, any change in the recommendation of equity analysts with respect to Parent's Common Stock or any decrease in revenues or earnings from prior periods, for any period ending (or for which earnings are released) on or after the date of this Agreement; or (c) any adverse effect due to employee turnover or other attrition in the number of employees of Parent and its Subsidiaries.



                                   ARTICLE V

                             COVENANTS OF DIAMOND


           References in this Article V to Diamond shall be deemed to mean Diamond and all Subsidiaries of Diamond. During the period from the date of this Agreement (except as otherwise indicated) and continuing until the earlier of the termination of this Agreement or the Effective Time, Diamond agrees (except as expressly contemplated by this Agreement or otherwise permitted with Parent's prior written consent):

     5.1   Conduct of Business in Ordinary Course.  Diamond will carry on its
           --------------------------------------
business in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable best efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers, consultants and employees and preserve its relationships with customers, suppliers and distributors and others having business dealings with it. Diamond will confer on a regular and frequent basis with representatives of Parent to report operational matters of a material nature and to report the general status of the ongoing operations of the business of Diamond. The foregoing notwithstanding, Diamond will not:

           (a) other than in the ordinary course of business consistent with prior practice, enter into any material commitment or transaction, including but not limited to any purchase of assets (other than raw materials, supplies or cash equivalents) for a purchase price in excess of $35,000;

           (b) grant any bonus, severance or termination pay to any officer, director, independent contractor or employee of Diamond;

           (c) enter into or amend any agreements pursuant to which any other party is granted support, service, marketing or publishing rights, other than in the ordinary course of business consistent with prior practice, or is granted distribution rights of any type or scope with respect to any products of Diamond;

           (d) other than in the ordinary course of business consistent with prior practice, enter into or terminate any contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments, or commitments, or amend or otherwise change in any material respect the terms thereof in a manner adverse to Diamond;

           (e) commence a lawsuit other than: (i) for the routine collection of bills, (ii) in such cases where Diamond in good faith determines that failure to commence suit would result in a material impairment of a valuable aspect of Diamond's business provided that Diamond consults with Parent prior to filing of any such suit, or (iii) for a breach of this Agreement or any agreement related hereto;

           (f) modify in any material respect existing discounts or other terms and conditions with dealers, distributors and other resellers of Diamond's products or services in a manner adverse to Diamond;

           (g) accelerate the vesting or otherwise modify any Diamond Option, restricted stock or other outstanding rights or other securities;

           (h) take any action which would cause Diamond to be unable to meet the conditions set forth in Section 8.2(a);

           (i) agree in writing or otherwise to take any of the foregoing actions; or

           (j) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes.

     5.2   Dividends, Issuance of, or Changes in Securities.  Diamond will not:
           ------------------------------------------------
(i) declare or pay any dividends on or make other distributions to its stockholders (whether in cash, shares or property), (ii) issue, deliver, sell, or authorize, propose, or agree to, or commit to the issuance, delivery, or sale of any shares of its capital stock of any class, any Diamond Voting Debt or any securities convertible into its capital stock, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating Diamond to issue any such shares, Diamond Voting Debt or other convertible securities except as any of the foregoing is required by Outstanding Diamond Options; (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Diamond, (iv) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or options or warrants related thereto, or (v) propose any of the foregoing.

     5.3   Governing Documents.  Diamond will not amend its Charter Documents.
           -------------------

     5.4   No Acquisitions.  Diamond will not authorize, recommend, propose or
           ---------------
announce an intention to authorize, recommend or propose, or enter into a letter of intent (whether or not binding), an agreement in principle or an agreement with respect to any merger, consolidation or business combination (other than the Merger), or any acquisition of assets or securities.

     5.5   No Dispositions.  Diamond will not sell, lease, license, transfer,
           ---------------
mortgage, encumber or otherwise dispose of any of its material assets or cancel, release, or assign any material indebtedness or claim, except in the ordinary course of business.

     5.6   Indebtedness.  Diamond will not incur any indebtedness for borrowed
           ------------
money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise.

     5.7   Compensation.  Diamond will not adopt or amend, or modify in any
           ------------
material respect, any Plan or pay any pension or retirement allowance not required by any existing Plan. Diamond will not enter into or modify any employment or severance contracts, increase the salaries, wage rates or fringe benefits of its officers, directors or employees or pay bonuses or other remuneration except for current salaries, severance and other remuneration for which Diamond is obligated under arrangements existing prior to the Unaudited Balance Sheet Date to which Diamond is a party and which have been disclosed in the Diamond Disclosure Schedule.

     5.8   Claims.  Diamond will not settle any claim, action or proceeding,
           ------
except in the ordinary course of business consistent with prior practice.

     5.9   Access to Properties and Records.  Subject to contractual and other
           --------------------------------
obligations, Diamond will give Parent and its representatives full access, at a place reasonably acceptable to Diamond, during reasonable business hours and following reasonable notice but in such a manner as not unduly to disrupt the business of Diamond, to its senior management, senior technical personnel, premises, properties, contracts, commitments, books, records and affairs, and will provide Parent with such financial, technical and operating data and other information pertaining to its business as Parent may request. With Diamond's prior consent, which will not be unreasonably withheld, Parent will be entitled in conjunction with Diamond personnel to make appropriate inquiries of third parties in the course of its investigation.

     5.10  Breach of Representations and Warranties.  Diamond will not take any
           ----------------------------------------
action that would cause or constitute a breach of any of the representations and warranties set forth in Article III or that would cause any of such representations and warranties to be inaccurate in any material respect or that would constitute a breach of any of its other obligations under this Agreement. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, Diamond will give detailed written notice thereof to Parent and will use its reasonable best efforts to prevent or remedy promptly such breach or inaccuracy.

     5.11  Consents.  Diamond will promptly apply for or otherwise seek and use
           --------
reasonable best efforts to obtain, all Consents, and make all filings with Governmental Entities, required with respect to the consummation of the Merger.

     5.12  Tax Returns.  Diamond will promptly provide or make available to
           -----------
Parent copies of all Tax Returns, reports and information statements that have been filed or are filed prior to the Closing Date.

     5.13  Exclusivity; Acquisition Proposals.  Unless and until this Agreement
           ----------------------------------
will have been terminated by either party pursuant to Article IX hereof and thereafter subject to Section 9.5, Diamond will not and Diamond will use its reasonable best efforts to ensure that none of its officers, directors, Significant Stockholders, agents, representatives or affiliates) take or cause or permit any Person to take, directly or indirectly, any of the following actions with any party other than Parent and its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries, or discussions with respect to any offer or proposal to acquire all or any significant part of Diamond's business, assets or capital stock, whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition
                                                        -----------
Transaction"), (ii) disclose, in connection with an Acquisition Transaction
-----------
(however preliminary), any information not customarily disclosed to any Person other than Parent or its representatives concerning Diamond's business or properties or afford to any Person other than Parent or its representatives access to its properties, books, or records, (iii) enter into or execute any agreement relating to an Acquisition Transaction, or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the Merger. In the event that Diamond is contacted by any third party expressing an interest in discussing an Acquisition Transaction, Diamond will promptly, but in any event within twenty-four (24) hours, notify Parent of such contact and the identity of the party so contacting Diamond. Diamond shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than the parties hereto with respect to any of the foregoing. In the event that Parent or any third party commences a tender offer for Diamond Stock under Regulations 14D and 14E of the Exchange Act and only if Parent or such third party commences such a tender offer, then nothing contained in this Agreement shall prohibit Diamond from taking and disclosing to the stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making any disclosure if, in the good faith judgment of the Board of Directors of Diamond, failure to make such disclosure would be a breach of its fiduciary duties.

     5.14  Notice of Events.  Throughout the period between the date of this
           ----------------
Agreement and the Closing, Diamond will promptly advise and consult with Parent regarding any and all material events and developments concerning its financial position, results of operations, assets, liabilities or business or any of the items or matters concerning Diamond or any of its Subsidiaries covered by the representations, warranties and covenants of Diamond contained in this Agreement.

     5.15  Reasonable Best Efforts.  Diamond will use its reasonable best
           -----------------------
efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

     5.16  Insurance.  Diamond will use its reasonable best efforts to maintain
           ---------
in force at the Effective Time policies of insurance of the same character and coverage as those described in the Diamond Disclosure Schedule, and Diamond will promptly notify Parent in writing of any changes in such insurance coverage occurring prior to the Effective Time.

     5.17  Confidentiality and Assignment of Inventions Agreements.  Diamond
           -------------------------------------------------------
shall use its reasonable best efforts to cause each officer and employee of Diamond and its Subsidiaries to enter into a confidentiality and assignment of inventions agreement substantially in the form of such agreement used by Parent in the country in which such officer or employee performs services for Diamond. Any officer or employee of Diamond or any Subsidiary who has not entered into such agreement shall have been terminated by Diamond or such Subsidiary prior to the Closing.

     5.18  Stock Option Grants.  At the request of Parent, Diamond shall grant,
           -------------------
immediately prior to Closing and effective only at Closing, stock options under Diamond's 1997 Stock Option Plan, in the amounts, upon the terms and to the parties specifically requested by Parent.


                                  ARTICLE VI

                              COVENANTS OF PARENT


     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time (or later where so indicated), Parent and Merger Sub agree (except as expressly contemplated by this Agreement or with Diamond's prior written consent):

     6.1   Breach of Representations and Warranties.  Neither Parent nor Merger
           ----------------------------------------
Sub will take any action which would cause or constitute a breach of any of the representations and warranties set forth in Article IV or which would cause any of such representations and warranties to be inaccurate in any material respect or that would constitute a breach of any of its other obligations under this Agreement. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, Parent will give detailed written notice thereof to Diamond and will use its reasonable best efforts to prevent or remedy promptly such breach or inaccuracy.

     6.2   Additional Information; Access.  Parent will provide Diamond with the
           ------------------------------
information relating to Parent referred to in Section 4.5 and the information relating to Parent to be included in the Form S-4. In addition, Parent will afford to Diamond, its counsel and its other representatives access throughout the period prior to the Effective Time to its senior management and all other information concerning Parent as Diamond may reasonably request. Diamond will also be afforded the opportunity to ask questions and to receive accurate and complete answers from Parent concerning the Business Condition of Parent, the terms and conditions of the Merger and the issuance of the Parent Merger Shares pursuant thereto.

     6.3   Consents.  Parent will promptly apply for or otherwise seek, and use
           --------
its reasonable best efforts to obtain, all consents and approvals, and make filings, required with respect to the consummation of the Merger.

     6.4   Reasonable Best Efforts.  Each of Parent and Merger Sub will use its
           -----------------------
reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

     6.5   Nasdaq National Market Listing.  Parent will use its reasonable best
           ------------------------------
efforts to cause the Parent Merger Shares to be listed for quotation on the Nasdaq National Market.

     6.6   Notice of Events.  Throughout the period between the date of this
           ----------------
Agreement and the Closing, Parent will promptly advise and consult with Diamond regarding any and all material adverse change to the representations, warranties and covenants of Parent and Merger Sub contained in this Agreement.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     In addition to the foregoing, Parent, Merger Sub, and Diamond each agree to take the following actions simultaneous with or after, as the case may be, the execution of this Agreement.

     7.1   Preparation of the Form S-4 and the Proxy Statement; Stockholders
           -----------------------------------------------------------------
Meeting.  (a) Diamond shall use its reasonable best efforts to hold one or more
-------
special meetings of stockholders in accordance with the applicable requirements of the DGCL and to obtain the Diamond Requisite Stockholder Approval to enable the Merger to be effective on the Closing Date (determined without regard to the condition to closing in Section 8.2(g)). Parent shall use its reasonable efforts to prepare, with the assistance and cooperation of Diamond, a Registration Statement on Form S-4 (the "Form S-4") to allow sufficient time for
                                         --------
the Merger to be effective on the Closing Date. The Form S-4 shall constitute a proxy and a prospectus and shall be used for purposes of offering the Parent Merger Shares to the stockholders of Diamond and soliciting proxies from such Diamond stockholders for the purpose of obtaining the Diamond Requisite Stockholder Approval (such proxy/prospectus statement, together with the accompanying letter to stockholders, notice of meeting and form of proxy shall be referred to herein as the "Proxy Statement"). Diamond agrees to fully
                              ---------------
cooperate with Parent in the preparation of the Form S-4, and shall, upon request, furnish Parent with all information concerning it and its affiliates, directors, officers and stockholders as Parent may reasonably request in connection with the preparation of the Form S-4. Diamond shall prepare the portions of the Form S-4 relating to Diamond and its Subsidiaries including, but not limited to, financial information, management of Diamond, description of Diamond's business, executive compensation of the Diamond, the recommendation of Diamond's Board of Directors, the notice of special meeting of the Diamond stockholders, the Diamond proxy card, appraisal rights, risk factors relating to Diamond, and Diamond portions of background of the Merger, reasons for the Merger, interests of certain persons in the Merger and security ownership of certain beneficial owners and management. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent and no amendment or supplement to the Proxy Statement will be made by Parent or Diamond without providing the other party the opportunity to review and comment thereon. Parent will advise Diamond, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Merger Shares for offering or sale in any jurisdiction, or any request by the Commission for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the Commission for additional information. If at any time prior to the Effective Time any information relating to Parent or Diamond or any of their respective affiliates, officers or directors, should be discovered by the Parent or Diamond which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the Commission, and to the extent required by law, disseminated to the stockholders of Diamond. If the Commission requires a Tax opinion in connection with the filing of the Form S-4, Diamond shall cause Garvey, Schubert & Barer, counsel to Diamond, to provide such opinion in the form required by the Commission. The issuance of such opinion shall be conditioned upon the receipt by Garvey, Schubert & Barer of customary representation letters from each of Diamond and Parent in a form reasonably agreed to by the parties.

           (b) Parent shall file the Form S-4 with the Commission and shall, with the assistance of Diamond, promptly respond to any comments from the Commission on the Form S-4 and shall otherwise use its best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable. Promptly following such time as the Form S-4 is declared effective, Diamond shall distribute the Proxy Statement to its stockholders. Parent shall comply with all applicable provisions of and rules under the Securities Act and the Exchange Act and state securities laws in the preparation and filing of the Form S-4 and the offering and issuance of the Parent Merger Shares. Parent shall also ensure that any Form S-4 filed by Parent does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that Parent shall not be responsible for the accuracy and completeness of information relating to Diamond or any of its Subsidiaries or any other information furnished by Diamond specifically for inclusion in the Form S-4).

           (c) Diamond shall ensure that the Proxy Statement does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statement made, under the circumstances under which it is made, not misleading (provided that Diamond shall not be responsible for the accuracy or completeness of any information relating to Parent or furnished by Parent specifically for inclusion in the Form S-4 or Proxy Statement).

           (d) Diamond, acting through its Board of Directors, shall include in the Proxy Statement the unanimous recommendation of its Board of Directors eligible to vote on such matters, and who participated in the meeting of the Board of Directors during which such matters were voted on, that its stockholders vote in favor of the adoption of this Agreement and the approval of the Merger. Notwithstanding the foregoing, the obligation set forth in the foregoing sentence shall not apply (and the Board of Directors shall be permitted to modify or withdraw any such recommendation previously made) if the Board of Directors of Diamond concludes in good faith, upon the written advice of its outside legal counsel, that fulfilling the obligations in the foregoing sentence would violate the fiduciary duties of the Board of Directors under applicable law; provided, however, that nothing shall limit the obligation of Diamond to otherwise use its reasonable best efforts to fulfill all of its obligations under this Agreement, including without limitation, Diamond's obligations under Section 7.1(a) and (c).

     7.2   Legal Conditions to the Merger.  Each of Parent, Merger Sub and
           ------------------------------
Diamond will use all reasonable best efforts to take actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger. Each of Parent, Merger Sub and Diamond will use all reasonable best efforts to take all actions to obtain (and to cooperate with the other parties in obtaining) any consent required to be obtained or made by Diamond, Merger Sub or Parent in connection with the Merger, or the taking of any action contemplated thereby or by this Agreement.

     7.3   Employee Benefits.  Nothing contained herein will be considered as
           -----------------
requiring Diamond or Parent to continue any specific plan or benefit, or to confer upon any employee, beneficiary, dependent, legal representative or collective bargaining agent of such employee any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including without limitation any right to employment or to continued employment for any specified period, at any specified location or under any specified job category, except as specifically provided for in an offer letter or other agreement of employment. It is specifically understood that continued employment with Diamond or employment with Parent is not offered or implied for any employees of Diamond and any continuation of employment with Diamond after the Closing will be at will except as specifically provided otherwise in an offer letter or other agreement of employment.

     7.4   Expenses.  Whether or not the Merger is consummated, all costs and
           --------
expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby, including investment banking, legal and accounting expenses, will be paid by the party incurring such expense; provided, however, that the provisions of this Section 7.4 shall not be construed to relieve a party from liability resulting from such party's breach of this Agreement.

     7.5   Additional Agreements.  In case at any time after the Effective Time
           ---------------------
any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Diamond, the proper officers and directors of each corporation which is a party to this Agreement will take all such necessary action.

     7.6   Public Announcements.  The initial press release relating to this
           --------------------
Agreement shall be a joint press release, the text of which has been agreed to by each of Parent and Diamond. Thereafter, neither Parent nor Diamond will directly or indirectly disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party (except to the directors, officers and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the transactions contemplated under this Agreement, to the attorneys, advisors and accountants of the parties hereto, or except as either Parent or Diamond determine in good faith to be required by applicable law after consultation with the other) without the prior written agreement of the other party.

     7.7   Confidentiality.  Diamond and Parent have entered into a Mutual
           ---------------
Nondisclosure Agreement dated November 17, 2000 concerning each party's obligations to protect the confidential information of the other party. Diamond and Parent each hereby affirm each of their obligations under such agreement.
If this Agreement is terminated in accordance with Article IX hereof, Parent will, and will cause its accountants, counsel and other representatives to deliver to Diamond all documents and other material, and all copies thereof, obtained by Parent or on its behalf from Diamond in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such. If this Agreement is terminated in accordance with Article IX hereof, Diamond will, and will cause its accountants, counsel and other representatives to, deliver to Parent all documents and other material, and all copies thereof, obtained by Diamond or on its behalf or by a Significant Stockholder from Parent in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such.

     7.8   Diamond Voting Agreement.  Simultaneous with the execution of this
           ------------------------
Agreement, Diamond will cause the voting agreement in the form attached as
Exhibit 7.8 (the "Diamond Voting Agreement") to be executed by all directors,
-----------       ------------------------
officers, affiliates and holders of 10% or more of the capital stock of Diamond and their affiliates, and delivered to Parent.

     7.9   Hart-Scott-Rodino Filing.  If and to the extent applicable, Parent
           ------------------------
and Diamond agree to file, and to cause any other Person obligated to do so as a result of such person's stock holdings in Parent or Diamond, a Notification and Report Form in accordance with the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder (collectively, the "HSR Act") with the Antitrust Division of the
                               -------
United States Department of Justice and the Federal Trade Commission and to use its and their reasonable best efforts to achieve the prompt termination or expiration of the waiting period or any extension thereof provided for under the HSR Act as a prerequisite to the consummation of the transactions provided for herein.

     7.10  Parent Option.  Simultaneous with the execution of this Agreement,
           -------------
Diamond will issue to Parent an option in the form attached as Exhibit 7.10 (the
                                                               ------------
"Parent Option") exercisable,
 -------------
upon the consummation of an Acquisition Transaction with a party other than Parent, for such number of shares of Diamond Common Stock as is equal to 19.9% of the issued and outstanding shares of Diamond Common Stock on the date of the execution of this Agreement, at an exercise price per share equal to the product of the Conversion Ratio multiplied by the Parent Average Closing Price.

     7.11  Indemnification of Directors and Officers.
           -----------------------------------------

           (a) From and after the Effective Time, Parent and the Surviving Corporation each agree to indemnify, defend and hold harmless in accordance with the Charter Documents of Diamond as of the date hereof, and subject to the limitations of the DGCL and the Charter Documents of Diamond, each present and past director and officer of Diamond (individually, a "Diamond Indemnitee" and
                                                       ------------------
collectively, the "Diamond Indemnitees") regardless of whether the Surviving
                   -------------------
Corporation's Charter Documents are effective after the Closing.

           Notwithstanding the above, the Diamond Indemnitees shall not be entitled to indemnification by Parent relating to any breach of Diamond's representations and warranties and other obligations contained in this Agreement.

           (b) Parent shall cause the Surviving Corporation to, and the Surviving Corporation agrees to, for not less than three years immediately following the Effective Time, maintain in effect for the directors and officers of Diamond as of the date hereof (the "Diamond Indemnitees") the current
                                       -------------------
policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Diamond immediately prior to the Effective Time with respect to matters occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement); provided
                                                                      --------
that in no event shall Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage; and provided further, if the premium exceeds such amount, Parent or
              -------- -------
the Surviving Corporation shall purchase a policy with the greatest coverage available for such 150% of the annual premium. Notwithstanding the foregoing, Parent may substitute therefore policies of substantially the same coverage containing terms and conditions which are no less advantageous, in any material respect, to the Diamond Indemnitees.

           (c) The rights of each Diamond Indemnitee hereunder shall be in addition to any other rights such indemnified party has under the Certificate of Incorporation or Bylaws of the Surviving Corporation, under the DGCL or otherwise. This Section 7.11 is intended to benefit each of the Diamond Indemnitees and shall be binding to all successors and assigns of Parent, Merger Sub and the Surviving Corporation.

                                 ARTICLE VIII

                             CONDITIONS PRECEDENT


     8.1  Conditions to Each Party's Obligation to Effect the Merger.  The
          ----------------------------------------------------------
respective obligations of each party to effect the Merger will be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a)  Governmental Approvals.  Other than the filing of the Merger
               ----------------------
Documents with the Secretary of State of Delaware, all statutory requirements and all Consents of Governmental Entities legally required for the consummation of the Merger and the transactions contemplated by this Agreement will have been filed, occurred, or been obtained, other than such Consents for which the failure to obtain would not have a material adverse effect on the consummation of the Merger or the other transactions contemplated hereby or on the Business Condition of Parent or Diamond. If and to the extent applicable, the filing and waiting period requirements under the HSR Act will have been complied with and will have expired or terminated.

          (b)  No Restraints.  No statute, rule or regulation, and no final and
               -------------
nonappealable order, decree or injunction will have been enacted, entered, promulgated or enforced by any court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

          (c)  Quotation.  The shares of Parent Common Stock issuable to
               ---------
Diamond's stockholders as contemplated by this Agreement shall have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

          (d)  Form S-4.  The Form S-4 shall have become effective under the
               --------
Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     8.2  Conditions of Obligations of Parent and Merger Sub.  The obligations
          --------------------------------------------------
of Parent and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Parent and Merger Sub:

          (a)  Representations and Warranties of Diamond.  The representations
               -----------------------------------------
and warranties of Diamond set forth in this Agreement which are qualified as to materiality shall have been true and correct, and the representations and warranties of Diamond which are not qualified as to materiality shall have been true and correct in all material respects, in each case, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time, except (i) as otherwise contemplated by this Agreement, (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Parent and (iii) for representations and warranties specifically limited to an earlier date(s). Parent will have received a certificate signed by the chief executive officer and the chief financial officer of Diamond to such effect on the Closing Date.

          (b)  Performance of Obligations of Diamond.  Diamond will have
               -------------------------------------
performed in all respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date except (i) as otherwise contemplated or permitted by this Agreement, (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Parent, and (iii) for such failures to perform which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of Diamond and Parent will have received a certificate signed by the chief executive officer and the chief financial officer of Diamond to such effect on the Closing Date.

          (c)  Legal Action.  There will not be overtly threatened or pending
               ------------
any action, proceeding or other application before any court or Governmental Entity brought by any Person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any damages from Parent, Merger Sub or Diamond as a result of such transactions; or (ii) seeking to prohibit or impose any limitations on Parent's ownership or operation of all or any portion of Diamond's business or assets, or to compel Parent to dispose of or hold separate all or any portion of its or Diamond's business or assets as a result of the transactions contemplated by the Agreement which if successful would have a material adverse effect on Parent's ability to receive the anticipated benefits of the Merger and the employment of the individuals referenced in Section 8.2(d).

          (d)  Opinion of Counsel.  Parent will have received an opinion dated
               ------------------
as of the Closing Date of Garvey, Schubert & Barer, counsel to Diamond, in form and scope reasonably satisfactory to Parent and its counsel.

          (e)  Consents.  Parent will have received duly executed copies of all
               --------
Consents specified in Section 3.4 of the Diamond Disclosure Schedule, and there will not be any material Consents which have not been received and are required to be disclosed in Diamond Disclosure Schedule which have not been so disclosed, in each case except for such thereof as Parent and Diamond will have agreed in writing will not be obtained.

          (f)  Termination of Rights and Certain Securities.  Any registration
               --------------------------------------------
rights, rights of refusal, voting rights, rights to any liquidation preference or redemption rights relating to any security of Diamond will have been terminated or waived or satisfied as of the Closing.

          (g)  Stockholder Approvals.  This Agreement and the Merger will have
               ---------------------
been approved by stockholders comprising the Diamond Requisite Stockholder Approval.

          (h)  Dissenters.  Holders of not more than 4% of the Outstanding
               ----------
Diamond Shares shall have exercised appraisal rights with respect to the Merger.

          (i)  Termination of 401k Plan.  The Diamond Board of Directors will
               ------------------------
have passed and not rescinded resolutions satisfactory to Parent's counsel effectively terminating Diamond's 401(k) Plan immediately prior to the Closing.

          (j)  Corporate Proceedings Satisfactory.  All corporate and other
               ----------------------------------
proceedings to be taken by Diamond in connection with the transactions contemplated hereby and all documents incident thereto will be satisfactory in form and substance to Parent and its counsel, and Parent and its counsel will have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

          (k)  Letter from PricewaterhouseCoopers.  The Parent shall have
               ----------------------------------
received a letter dated as of a date not more than two days prior to the date that the Form S-4 is declared effective and shall have received a subsequent similar letter dated as of a date not more than two days prior to the Effective Time, from PricewaterhouseCoopers LLP, auditors for Diamond, addressed to Parent in a customary form reasonably satisfactory to Parent, containing statements and information of the type ordinarily included in an accountants' "comfort letters" with respect to the financial statements and financial information of Diamond included in the Form S-4.

          (l)  Parent Option.  Parent will have received, and Diamond will have
               -------------
issued to Parent, the Parent Option.

          (m)  Resignations.  Parent will have received from Diamond the
               ------------
resignations of all officers and directors of Diamond and its Subsidiaries from their positions with Diamond or its Subsidiaries, as the case may be, unless otherwise specified by Parent.

          (n)  Audited 2000 Financial Statements.  The consolidated financial
               ---------------------------------
position of Diamond and its Subsidiaries and the consolidated results of their operations and cash flows presented in the Audited 2000 Financial Statements delivered to Parent after the date of this Agreement will not differ materially from the consolidated financial position of Diamond and its Subsidiaries and the consolidated results of their operations and cash flows presented in the Unaudited 2000 Financial Statements.

     8.3  Conditions of Obligation of Diamond.  The obligation of Diamond to
          -----------------------------------
effect the Merger is subject to the satisfaction of the following conditions unless waived by Diamond:

          (a)  Representations and Warranties of Parent and Merger Sub.  The
               -------------------------------------------------------
representations and warranties of Parent and Merger Sub set forth in this Agreement which are qualified as to materiality shall have been true and correct, and the representations and warranties of Parent and Merger Sub which are not qualified as to materiality shall have been true and correct in all material respects, in each case, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time, except (i) as otherwise contemplated by this Agreement, (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Diamond and (iii) for representations and warranties specifically limited to an earlier date(s). Diamond will have received a certificate signed on behalf of Parent by a duly authorized officer of Parent to such effect on the Closing Date.

          (b)  Performance of Obligations of Parent and Merger Sub.  Parent and
               ---------------------------------------------------
Merger Sub will have performed in all respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date except (i) as otherwise contemplated or permitted by this Agreement, (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Diamond, and (iii) for such failures to perform which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of Parent and Diamond will have received a certificate signed on behalf of Parent by officers of Parent to such effect.

          (c)  Opinion of Parent's Counsel.  Diamond will have received an
               ---------------------------
opinion dated the Closing Date of Testa, Hurwitz & Thibeault, LLP, in form and scope reasonably satisfactory to Diamond and its counsel.

          (d)  Legal Action.  There will not be overtly threatened or pending
               ------------
any action, proceeding or other application before any court or Governmental Entity brought by any Person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any damages from Diamond as a result of the transactions contemplated by this Agreement or (ii) restricting in any way the receipt, ownership, or ability to dispose of the consideration to be received by any stockholder of Diamond in the transactions contemplated by this Agreement; provided, however, that Diamond will automatically be deemed to waive this condition if Parent agrees to indemnify, defend and hold any such named party harmless against any such action.

          (e)  Audited 2000 Financial Statements.  The consolidated financial
               ---------------------------------
position of Parent and its Subsidiaries and the consolidated results of their operations presented in the audited consolidated balance sheet dated as of December 31, 2000 and the audited consolidated statement of income for the twelve-month period ended December 31, 2000, respectively, delivered to Diamond after the date of this Agreement will not differ materially from the consolidated financial position of Parent and its Subsidiaries and the consolidated results of their operations presented in the Unaudited Parent 2000 Financial Statements.


                                  ARTICLE IX

                                  TERMINATION


     9.1  Mutual Agreement.  This Agreement may be terminated at any time prior
          ----------------
to the Effective Time by the written consent of Parent, Merger Sub and Diamond.

     9.2  Termination by Parent.  This Agreement may be terminated by Parent
          ---------------------
(provided that it is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) alone, by means of written notice to Diamond, if there has been a material breach by Diamond of any representation, warranty, covenant or agreement set forth in this Agreement or other ancillary agreements, which breach would result in a failure to satisfy the closing conditions contained in Section 8.2 and has not been cured within five (5) business days following receipt by Diamond of notice of such breach.

     9.3  Termination by Diamond.  (a)  This Agreement may be terminated by
          ----------------------
Diamond by means of written notice to Parent if it shall have failed to obtain the Diamond Requisite Stockholder Approval by June 30, 2001.

          (b) This Agreement may be terminated by Diamond (provided that it is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) alone, by means of written notice to Parent, if there has been a material breach by Parent of any representation, warranty, covenant or agreement set forth in the Agreement or other ancillary agreements, which breach would result in a failure to satisfy the closing conditions contained in Section 8.3 and has not been cured within five (5) business days following receipt by Parent of notice of such breach.

     9.4  Outside Date.  This Agreement may be terminated by Parent alone or by
          ------------
Diamond alone by means of written notice if the Effective Time does not occur on or prior to July 16, 2001; provided, however, that the right to terminate this Agreement pursuant to the preceding clause will not be available to any party whose failure to fulfill any obligation under this Agreement has been a significant cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

     9.5  Termination Fee.  (a) If (i) this Agreement shall be terminated by
          ---------------
Diamond pursuant to Section 9.3(a) or by Parent or Diamond pursuant to Section
9.4 and (ii) Diamond's Board of Directors shall have failed to recommend that its stockholders vote in favor of the adoption of this Agreement and the approval of the Merger or shall have recommended that the Diamond stockholders vote in favor of an Acquisition Transaction with a party other than Parent (each, an "Acquiring Party"), then Diamond shall pay to Parent a termination fee
           ---------------
equal to $600,000 (the "Termination Fee").  The Termination Fee shall be paid by
                        ---------------
wire transfer of immediately available funds to an account designated by Parent within 24 hours after any such termination pursuant to Section 9.3(a) or 9.4, as the case may be.

          (b) If (i) this Agreement shall be terminated by (x) Parent or Diamond pursuant to Section 9.4 or (y) Diamond pursuant to Section 9.3(a) and Diamond's Board of Directors shall have recommended to its stockholders that such stockholders vote in favor of the adoption of this Agreement and the approval of the Merger and (ii) Diamond consummates an Acquisition Transaction with an Acquiring Party on or prior to the nine month anniversary of the date of any such termination pursuant to Section 9.4 or 9.3(a), as the case may be, then Diamond shall pay to Parent the Termination Fee. The Termination Fee shall be paid by wire transfer of immediately available funds to an account designated by Parent simultaneously with the consummation of such Acquisition Transaction.

          (c)  If this Agreement shall be terminated by Parent pursuant to
Section 9.2, then Diamond shall pay to Parent the Termination Fee. The Termination Fee shall be paid by wire transfer of immediately available funds to an account designated by Parent within 24 hours after any such termination pursuant to Section 9.2.

          (d)  If this Agreement shall be terminated by Diamond pursuant to
Section 9.3(b), then Parent shall pay to Diamond the Termination Fee. The Termination Fee shall be paid by wire transfer of immediately available funds to an account designated by Diamond within 24 hours after any such termination pursuant to Section 9.3(b).

     9.6   Effect of Termination.  In the event of termination of this Agreement
           ---------------------
by either Diamond or Parent as provided in this Article, this Agreement will forthwith become void and have no effect, and there will be no liability or obligation on the part of Parent, Diamond, Merger Sub or their respective officers or directors, except that (i) the provisions of Sections 7.4, 7.6, 7.7,
9.5 and 10.2 will survive any such termination and abandonment, and (ii) no party will be released or relieved from any liability arising from the willful breach by such party prior to termination of any of its representations, warranties, covenants or agreements as set forth in this Agreement.


                                   ARTICLE X

                                 MISCELLANEOUS


     10.1  Entire Agreement.  This Agreement, including the exhibits, schedules
           ----------------
and other agreements delivered pursuant to this Agreement contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, whether oral or written, respecting that subject matter.

     10.2  Governing Law; Consent to Jurisdiction.  The Merger will be governed
           --------------------------------------
by the DGCL to the extent applicable, and all other aspects of this Agreement will be governed by the internal laws of the State of Delaware. Legal proceedings relating to this Agreement, the agreements executed in connection with this Agreement or the transactions contemplated hereby or thereby that are commenced against Parent, Merger Sub or the Surviving Corporation may be commenced only in the state or federal courts in the State of Delaware. Any such legal proceedings that are commenced against Diamond may be commenced only in the state or federal courts in the State of Delaware. Each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The foregoing provisions will not be construed to preclude any party from bringing a counter-claim in any action or proceeding properly commenced in accordance with the foregoing provisions. Process in any such action or proceeding may be served on any party anywhere in the world.

     10.3  Notices.  All notices, requests, demands or other communications
           -------
which are required or may be given pursuant to the terms of this Agreement will be in writing and will be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice:

If to Parent or Merger Sub    Lionbridge Technologies, Inc.
--------------------------
                              950 Winter Street
                              Waltham, Massachusetts 02451
                              Attention: Margaret A. Shukur, Esq.
                              Telephone No.: (781) 434-6000
                              Fax No.: (781) 434-6034

                              With a copy to:
                              ---------------
                              Testa, Hurwitz & Thibeault, LLP
                              125 High Street
                              Boston, Massachusetts 02110
                              Attention: Kenneth J. Gordon, Esq.
                              Telephone No.: (617) 248-7000
                              Fax No.: (617) 248-7100

If to Diamond:                Data Dimensions, Inc.
--------------
                              Sterling Plaza, 3/rd/ Floor
                              3535 Factoria Boulevard SE
                              Bellevue, Washington  98006
                              Attention: Chief Executive Officer
                              Telephone No.: (425) 688-1000
                              Fax No.: (425) 688-1099

                              With a copy to:
                              ---------------
                              Garvey, Schubert & Barer
                              1191 Second Avenue, Suite 1800
                              Seattle, Washington 98101-2939
                              Attention: Bruce A. Robertson, Esq.
                              Telephone No.: (206) 464-3939
                              Fax No.: (206) 464-0125

     Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 10.3.

     10.4  Severability.  If any provision of this Agreement is held to be
           ------------
unenforceable for any reason, it will be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the full extent.

     10.5  Non-Survival of Representations and Warranties.  All representations
           ----------------------------------------------
and warranties contained in this Agreement, including the exhibits and schedules delivered pursuant to this Agreement, shall terminate at the Closing, and only the covenants that by their terms survive the Closing shall survive the Closing.

     10.6   Assignment.  No party to this Agreement may assign, by operation of
            ----------
law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of Diamond, Merger Sub and Parent, which consent may be withheld in the absolute discretion of the party asked to grant such consent. Any attempted assignment by Merger Sub or Parent, on the one hand, or by Diamond, on the other hand, in violation of this
Section 10.6 will be voidable and will entitle Diamond or Parent, respectively, to terminate this Agreement at its option.

     10.7   Counterparts.  This Agreement may be executed in two or more
            ------------
partially or fully executed counterparts each of which will be deemed an original and will bind the signatory, but all of which together will constitute but one and the same instrument. The execution and delivery of a Signature Page to Agreement and Plan of Reorganization in the form annexed to this Agreement, including a facsimile copy of the actual signature, by any party hereto who will have been furnished the final form of this Agreement will constitute the execution and delivery of this Agreement by such party.

     10.8   Amendment.  This Agreement may not be amended except by an
            ---------
instrument in writing executed by Diamond, Merger Sub and Parent.

     10.9   Extension, Waiver.  At any time prior to the Effective Time, any
            -----------------
party hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of any other party hereto to the party extending such time, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

     10.10  Interpretation.  When a reference is made in this Agreement to
            --------------
Sections, Exhibits or Schedules, such reference will be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used therein will be deemed in each case to be followed by the words "without limitation." The table of contents, index to defined terms, and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     10.11  Transfer, Sales, Documentary, Stamp and Other Similar Taxes.  Any
            -----------------------------------------------------------
and all transfer, sales, documentary, stamp and other similar Taxes imposed in connection with the transactions contemplated by this Agreement will be paid by the stockholder of Diamond with respect to which such Tax relates. At Parent's discretion, the amount paid to any Person pursuant to this Agreement will be reduced by the amount of Taxes payable by such Person pursuant to this Section
10.11. Any amounts so withheld will be promptly remitted to the appropriate Governmental Entity.


        (The remainder of this page has been left blank intentionally.)

                               Signature Page to
                     Agreement and Plan of Reorganization


     IN WITNESS WHEREOF, Parent, Merger Sub and, Diamond have executed this Agreement as of the date first written above.


LIONBRIDGE TECHNOLOGIES, INC.          DATA DIMENSIONS, INC.


By: /s/ Rory J. Cowan                  By: /s/ Peter A. Allen
    -----------------                      ------------------
    Rory J. Cowan                          Peter A. Allen
    Chief Executive Officer                Chief Executive Officer and President


DIAMOND ACQUISITION CORP.


By: /s/ Rory J. Cowan
    -----------------
    Rory J. Cowan
    Chief Executive Officer and President